FEBRUARY 1, 2007



The SEC has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.FRANKLIN CUSTODIAN FUNDS, INC.


FRANKLIN DYNATECH FUND - CLASS A, B, C
FRANKLIN GROWTH FUND - CLASS A, B, C, R & ADVISOR
FRANKLIN INCOME FUND - CLASS A, B, B1, C, R & ADVISOR
FRANKLIN UTILITIES FUND - CLASS A, B, C, R & ADVISOR
FRANKLIN U.S. GOVERNMENT SECURITIES FUND - CLASS A, B, C, R & ADVISOR







[Insert FRANKLIN TEMPLETON INVESTMENTS logo]




CONTENTS

THE FUNDS

[Begin callout]
INFORMATION ABOUT EACH FUND YOU SHOULD KNOW BEFORE INVESTING
[End callout]


Franklin DynaTech Fund                           2
Franklin Growth Fund                            17
Franklin Income Fund                            33
Franklin Utilities Fund                         54
Franklin U.S. Government Securities Fund        71
Additional Management Information               87
Distributions and Taxes                         90


YOUR ACCOUNT

[Begin callout]
INFORMATION ABOUT SALES CHARGES, QUALIFIED INVESTORS, ACCOUNT TRANSACTIONS AND SERVICES
[End callout]

Choosing a Share Class                          95
Buying Shares                                  107
Investor Services                              110
Selling Shares                                 114
Exchanging Shares                              117
Account Policies                               125
Questions                                      136


FOR MORE INFORMATION

[Begin callout]
WHERE TO LEARN MORE ABOUT EACH FUND
[End callout]

Back Cover


FRANKLIN DYNATECH FUND


GOAL

The Fund's investment goal is capital appreciation.

MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests substantially in equity securities of companies that emphasize scientific or technological development or that are in fast-growing industries. The Fund's manager searches for industry leaders and companies that it believes have a competitive advantage due, for example, to their state-of-the-art products or technologies. While companies that meet these criteria are often considered to be growth stocks, the manager will also invest in these companies when their stock price may be considered undervalued.

[Begin callout]
The Fund normally invests substantially in common stocks of companies that emphasize scientific or technological development or that are in fast-growing industries.
[End callout]

The Fund has no limitation on the capitalization of the companies in which it may invest. The Fund may invest a significant portion of its assets in smaller companies. Smaller company stocks are generally those with market capitalizations of less than $1.5 billion.

An equity security, or stock, represents a proportionate share of the ownership of a company; its value is based on the success of the company's business and the value of its assets, as well as general market conditions. Common stocks and preferred stocks are examples of equity securities.

When choosing equity investments for this Fund, the manager applies a "bottom-up," value-oriented, long-term approach, focusing on the market price of a company's securities relative to the manager's evaluation of the company's long-term earnings, asset value and cash flow potential. The manager also considers a company's price/earnings ratio, profit margins and liquidation value.

Although the manager will search for investments across a large number of sectors, it expects to have significant positions in particular sectors. These sectors may include, for example, technology (including computers and telecommunications) and health care (including biotechnology). From time to time due to market appreciation, the Fund may develop a significant investment position in the securities of a single industry or company. Nevertheless, the manager will maintain such a position so long as it believes that the company or industry continues to meet its investment guidelines.

TEMPORARY INVESTMENTS

When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include short-term U.S. government securities, high grade commercial paper, bank obligations, repurchase agreements, money market fund shares and other money market instruments. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.

MAIN RISKS

STOCKS

Stocks historically have outperformed other types of investments over the long term. Individual stock prices, however, tend to go up and down more dramatically. These price movements may result from factors affecting individual companies or industries, or the securities market as a whole. A slower-growth or recessionary economic environment could have an adverse effect on the price of the various stocks held by the Fund.

TECHNOLOGY AND TELECOMMUNICATIONS COMPANIES

The technology and telecommunications sector has historically been volatile due to the rapid pace of product change and development within the sector. For example, their products may not prove commercially successful or may become obsolete quickly. The activities of these companies may also be adversely affected by changes in government regulations. The stock prices of companies operating within this sector may be subject to abrupt or erratic movements.

HEALTH CARE COMPANIES

The activities of health care companies may be funded or subsidized by federal and state governments. If government funding and subsidies are reduced or discontinued, the profitability of these companies could be adversely affected. Health care companies may also be affected by government policies on health care reimbursements, regulatory approval for new drugs and medical instruments, and similar matters. They are also subject to legislative risk, i.e., the risk of a reform of the health care system through legislation.

[Begin callout]
Investors should be aware of the special risks of seeking capital appreciation among technology and fast-growing industries, including investment in securities of a more speculative nature. Because the securities the Fund holds fluctuate in price, the value of your investment in the Fund will go up and down. You could lose money.
[End callout]

SMALLER AND MIDSIZE COMPANIES

While smaller and midsize companies may offer substantial opportunities for capital growth, they also involve substantial risks and should be considered speculative. Historically, smaller and midsize company securities have been more volatile in price than larger company securities, especially over the short term. Among the reasons for the greater price volatility are the less certain growth prospects of smaller and midsize companies, the lower degree of liquidity in the markets for such securities, and the greater sensitivity of smaller and midsize companies to changing economic conditions.

In addition, smaller and midsize companies may lack depth of management, be unable to generate funds necessary for growth or development, or be developing or marketing new products or services for which markets are not yet established and may never become established.

FOREIGN SECURITIES

Investing in foreign securities typically involves more risks than investing in U.S. securities. These risks can increase the potential for losses in the Fund and may include, among others, currency risks (fluctuations in currency exchange rates), country risks (political, diplomatic, regional conflicts, terrorism, war, social and economic instability, currency devaluations and policies that have the effect of limiting or restricting foreign investment or the movement of assets), different trading practices, less government supervision, less publicly available information, limited trading markets and greater volatility.

VALUE INVESTING

A value stock may not increase in price as anticipated by the manager if other investors fail to recognize the company's value and bid up the price, the markets favor faster-growing companies, or the factors that the manager believes will increase the price of the security do not occur.

The Fund's policy of investing in securities that may be out of favor, including turnarounds, cyclical companies, companies emerging from bankruptcy, companies reporting poor earnings, and companies whose share prices have declined sharply or that are not widely followed by other investors, differs from the approach followed by many other mutual funds.

Cyclical stocks in which the Fund may invest tend to increase in value more quickly during periods of anticipated economic upturns than non-cyclical stocks, but they also tend to lose value more quickly in periods of anticipated economic downturns. Companies emerging from bankruptcy may have difficulty retaining customers and suppliers. These companies may have relatively weak balance sheets and, during economic downturns, they may have insufficient cash flow to pay their debt obligations and difficulty finding additional financing needed for their operations.


PORTFOLIO TURNOVER

Because of the Fund's strategy, the Fund's portfolio turnover rate may increase. This rate may be higher than that of other mutual funds. Higher portfolio turnover may involve additional expenses to the Fund, including transaction costs for purchases and sales of securities. These transactions may result in realization of taxable capital gains, including short-term capital gains, which are generally taxed at ordinary income tax rates.

[Begin callout]
Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.
[End callout]

More detailed information about the Fund, its policies and risks can be found in the Fund's Statement of Additional Information (SAI).

A description of the Fund's policies and procedures regarding the release of portfolio holdings information is also available in the Fund's SAI.
Portfolio holdings information can be viewed online at franklintempleton.com.


PERFORMANCE

This bar chart and table show the volatility of the Fund's returns, which is one indicator of the risks of investing in the Fund. The bar chart shows changes in the Fund's returns from year to year over the past 10 calendar years. The table shows how the Fund's average annual total returns compare to those of a broad-based securities market index. Of course, past performance (before or after taxes) cannot predict or guarantee future results. All Fund performance assumes reinvestment of dividends and capital gains.


CLASS A ANNUAL TOTAL RETURNS(1)


[Insert bar graph]

14.62%  27.34%  37.19%  -12.24% -13.11% -19.87  38.64%  7.69%  7.18%  2.64%
---------------------------------------------------------------------------
97      98      99      00      01      02      03      04     05     06

                     YEAR

Best Quarter:                             Q4 '99      21.93%
Worst Quarter:                            Q4 '00     -14.78%


AVERAGE ANNUAL TOTAL RETURNS
For the periods ended December 31, 2006

                                      1 YEAR   5 YEARS  10 YEARS
------------------------------------------------------------------
Franklin DynaTech Fund - Class A(2)
Return Before Taxes                  -3.25%    4.40%     6.59%
Return After Taxes on Distributions  -3.25%    4.40%     6.14%
Return After Taxes on Distributions
and Sale of Fund Shares              -2.11%    3.79%     5.51%
S&P 500(R) Index(3)                  15.78%    6.19%     8.42%
Nasdaq 100 Index(4)                   6.79%    2.18%     7.90%
(indices reflect no deduction for
fees, expenses, or taxes)

                                                          SINCE
                                                        INCEPTION
                                      1 YEAR   5 YEARS  (2/1/00)
------------------------------------------------------------------
Franklin DynaTech Fund - Class B(2)  -2.14%    4.52%    -0.85%
S&P 500(R) Index(3)                  15.78%    6.19%     1.90%
Nasdaq 100 Index(4)                   6.79%    2.18%    -9.74%

                                      1 YEAR   5 YEARS  10 YEARS
------------------------------------------------------------------
Franklin DynaTech Fund - Class C(2)   0.88%    4.87%     6.39%
S&P 500(R) Index(3)                  15.78%    6.19%     8.42%
Nasdaq 100 Index(4)                   6.79%    2.18%     7.90%


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your particular tax situation and may differ from those shown.

These after-tax return figures do not apply to you if you hold your Fund shares through a tax-deferred arrangement such as a 401(k) plan or individual retirement account. The Fund's past performance, before and after taxes, is not necessarily an indication of how it will perform in the future.

After-tax returns are shown only for Class A; after-tax returns for other classes of shares will vary.


1. Figures do not reflect sales charges. If they did, returns would be lower.
2. Figures reflect sales charges.
3. Source: Standard & Poor's Micropal. The unmanaged S&P 500(R) Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. Each stock's weight in the index is proportionate to its market value. The S&P 500 includes reinvested dividends and is one of the most widely used benchmarks of U.S. equity performance. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
4. Source: Standard & Poor's Micropal. The unmanaged Nasdaq 100 Index includes 100 of the largest domestic and international nonfinancial companies listed on the NASDAQ Stock Market based on market capitalization. The index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology.
It does not contain financial companies including investment companies. The NASDAQ 100 is calculated under a modified capitalization-weighted methodology. Index returns are price-return only and do not include reinvested dividends. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.


FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES                    (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                         CLASS A   CLASS B(4)  CLASS C
--------------------------------------------------------------------
Maximum sales charge (load) as a
percentage of offering price             5.75%(2)  4.00%       1.00%
  Load imposed on purchases              5.75%(2)  None        None
  Maximum deferred sales charge (load)   None(3)   4.00%(5)    1.00%
Redemption fee on shares sold within 7
calendar days following their purchase   2.00%     2.00%       2.00%
date(1)

Please see "Choosing a Share Class" on page 95 for an explanation of how and when these sales charges apply.

ANNUAL FUND OPERATING EXPENSES      (EXPENSES DEDUCTED FROM FUND ASSETS)

                                         CLASS A   CLASS B(4)  CLASS C
------------------------------------------------------------------------
Management fees                          0.48%     0.48%       0.48%
Distribution and service
(12b-1) fees                             0.25%     1.00%       0.99%
Other expenses                           0.24%     0.24%       0.24%
                                         ---------------------------
Total annual Fund operating expenses     0.97%     1.72%       1.71%
                                         ===========================

1. The redemption fee is calculated as a percentage of the amount redeemed (using standard rounding criteria), and may be charged when you sell or exchange your shares or if your shares are involuntarily redeemed. The fee is retained by the Fund and generally withheld from redemption proceeds. For more details, see "Redemption Fee" section.
2. The dollar amount of the sales charge is the difference between the offering price of the shares purchased (which factors in the applicable sales charge in this table) and the net asset value of those shares. Since the offering price is calculated to two decimal places using standard rounding criteria, the number of shares purchased and the dollar amount of the sales charge as a percentage of the offering price and of your net investment may be higher or lower depending on whether there was a downward or upward rounding.
3. There is a 1% contingent deferred sales charge that applies to investments of $1 million or more (see page 100) and purchases by certain retirement plans without an initial sales charge.
4. New or additional investments into Class B are no longer permitted. Existing shareholders of Class B shares may continue as Class B shareholders, continue to reinvest dividends into Class B shares and exchange their Class B shares for Class B shares of other Franklin Templeton funds as permitted by the current exchange privileges.
5. Declines to zero after six years.



EXAMPLE

This example can help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes:

o  You invest $10,000 for the periods shown;
o  Your investment has a 5% return each year; and
o  The Fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:


                               1 YEAR    3 YEARS  5 YEARS   10 YEARS
----------------------------------------------------------------------
If you sell your shares at
the end of the period:
CLASS A                        $668(1)   $866     $1,080    $1,696
CLASS B                        $575      $842     $1,133    $1,831(2)
CLASS C                        $274      $539     $928      $2,019
If you do not sell your
shares:
CLASS B                        $175      $542     $933      $1,831(2)
CLASS C                        $174      $539     $928      $2,019


1. Assumes a contingent deferred sales charge (CDSC) will not apply.
2. Assumes conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

MANAGEMENT


Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage over $552 billion in assets.


The Fund is managed by a team of dedicated professionals focused on investments in scientific, technological or fast-growing industries. The portfolio managers of the team are as follows:

RUPERT H. JOHNSON, JR., DIRECTOR OF ADVISERS
Mr. Johnson has been a manager of the Fund since its inception. He joined Franklin Templeton Investments in 1965.

MATTHEW J. MOBERG CPA, VICE PRESIDENT OF ADVISERS
Mr. Moberg has been a manager of the Fund since 2004. He joined Franklin Templeton Investments in 1998.

ROBERT DEAN CFA, VICE PRESIDENT OF ADVISERS
Mr. Dean has been a manager of the Fund since 2000. He joined Franklin Templeton Investments in 1995.


The managers of the Fund have equal authority over all aspects of the Fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated management requirements. The degree to which each manager may perform these functions, and the nature of these functions, may change from time to time.


The Fund's SAI provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.


The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended September 30, 2006, the Fund paid 0.48% of its average monthly net assets to the manager for its services.

A discussion regarding the basis for the board of directors approving the investment advisory contract of the Fund is available in the Fund's semiannual report to shareholders for the six-month period year ended March 31.


FINANCIAL HIGHLIGHTS

This table presents the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund assuming reinvestment of dividends and capital gains. This information has been derived from the financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, are included in the annual report, which is available upon request.



FRANKLIN DYNATECH FUND

                                                       ------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS A                                                    2006          2005           2004          2003         2002
                                                       ------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ..............      $  24.98      $  22.01       $  20.17      $  15.37     $  18.76
                                                       ------------------------------------------------------------------
Income from investment operations:

 Net investment income (loss) a .................         (0.05)        (0.01)         (0.09)        (0.06)        0.03

 Net realized and unrealized gains (losses) .....          0.87          2.98           1.93          4.86        (3.11)
                                                       ------------------------------------------------------------------
Total from investment operations ................          0.82          2.97           1.84          4.80        (3.08)
                                                       ------------------------------------------------------------------
Less distributions from:

 Net investment income ..........................            --            --             --            --        (0.29)

 Tax return of capital ..........................            --            --             --            --        (0.02)
                                                       ------------------------------------------------------------------
Total distributions .............................            --            --             --            --        (0.31)
                                                       ------------------------------------------------------------------
Redemption fees .................................            -- c          -- c           -- c          --           --
                                                       ------------------------------------------------------------------
Net asset value, end of year ....................      $  25.80      $  24.98       $  22.01      $  20.17     $  15.37
                                                       ==================================================================

Total return b ..................................          3.28%        13.49%          9.12%        31.23%      (16.83)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .................      $590,633      $628,732       $640,120      $558,687     $413,309

Ratios to average net assets:

 Expenses .......................................          0.97% d       1.00% d        0.97%         1.04%        1.00%

 Net investment income (loss) ...................         (0.20)%       (0.02)%        (0.41)%       (0.40)%       0.13%

Portfolio turnover rate .........................         18.61%        17.26%         14.93%        13.68%        8.11%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.



                                                       -----------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS B                                                      2006         2005          2004         2003         2002
                                                       -----------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year .................      $ 24.15      $ 21.43       $ 19.79      $ 15.20      $ 18.57
                                                       -----------------------------------------------------------------
Income from investment operations:

 Net investment income (loss) a ....................        (0.23)       (0.18)        (0.25)       (0.25)       (0.12)

 Net realized and unrealized gains (losses) ........         0.83         2.90          1.89         4.84        (3.08)
                                                       -----------------------------------------------------------------
Total from investment operations ...................         0.60         2.72          1.64         4.59        (3.20)
                                                       -----------------------------------------------------------------
Less distributions from:

 Net investment income .............................           --           --            --           --        (0.16)

 Tax return of capital .............................           --           --            --           --        (0.01)
                                                       -----------------------------------------------------------------
Total distributions ................................           --           --            --           --        (0.17)
                                                       -----------------------------------------------------------------
Redemption fees ....................................           -- c         -- c          -- c         --           --
                                                       -----------------------------------------------------------------
Net asset value, end of year .......................      $ 24.75      $ 24.15       $ 21.43      $ 19.79       $15.20
                                                       =================================================================

Total return b .....................................         2.48%       12.69%         8.29%       30.20%      (17.51)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ....................      $18,718      $19,497       $18,824      $10,406       $5,066

Ratios to average net assets:

 Expenses ..........................................         1.72% d      1.74% d       1.72%        1.79%        1.75%

 Net investment income (loss) ......................        (0.95)%      (0.76)%       (1.16)%      (1.15)%      (0.62)%

Portfolio turnover rate ............................        18.61%       17.26%        14.93%       13.68%        8.11%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c Amount rounds to less than $0.01 per share. e Benefit of expense reduction rounds to less than 0.01%.

d     Benefit of expense reduction rounds to less than 0.01%.


                                                       -----------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS C                                                      2006         2005         2004          2003         2002
                                                       -----------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year .................      $ 23.90      $ 21.21      $ 19.59       $ 15.04      $ 18.34
                                                       -----------------------------------------------------------------
Income from investment operations:

 Net investment income (loss) a ....................        (0.23)       (0.17)       (0.25)        (0.25)       (0.11)

 Net realized and unrealized gains (losses) ........         0.83         2.86         1.87          4.80        (3.05)
                                                       -----------------------------------------------------------------
Total from investment operations ...................         0.60         2.69         1.62          4.55        (3.16)
                                                       -----------------------------------------------------------------
Less distributions from:

 Net investment income .............................           --           --           --            --        (0.13)

 Tax return of capital .............................           --           --           --            --        (0.01)
                                                       -----------------------------------------------------------------
Total distributions ................................           --           --           --            --        (0.14)
                                                       -----------------------------------------------------------------
Redemption fees ....................................           -- c         -- c         -- c          --           --
                                                       -----------------------------------------------------------------
Net asset value, end of year .......................      $ 24.50      $ 23.90      $ 21.21       $ 19.59       $15.04
                                                       =================================================================

Total return b .....................................         2.51%       12.68%        8.27%        30.25%      (17.48)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ....................      $69,069      $73,587      $75,642       $66,952      $51,809

Ratios to average net assets:

 Expenses ..........................................         1.71% d      1.74% d      1.72%         1.79%        1.74%

 Net investment income (loss) ......................        (0.94)%      (0.76)%      (1.16)%       (1.15)%      (0.61)%

Portfolio turnover rate ............................        18.61%       17.26%       14.93%        13.68%        8.11%



a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.


FRANKLIN GROWTH FUND


GOAL

The Fund's investment goal is capital appreciation.

MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests substantially in the equity securities of companies that are leaders in their industries. In selecting securities, the manager considers many factors, including historical and potential growth in revenues and earnings, assessment of strength and quality of management, and determination of a company's strategic positioning in its industry.

[Begin callout]
The Fund normally invests substantially in the common stocks of companies that are leaders in their industries.
[End callout]

Although the Fund normally invests substantially in the equity securities of U.S.-based large and medium market capitalization companies, it may invest in companies in new and emerging industries where growth is expected to be above average and may invest up to 40% of its assets in smaller companies. Smaller company stocks are generally those with market capitalizations of less than $1.5 billion. The Fund may invest up to 40% of its assets in foreign securities and up to 10% of its assets in non-U.S. dollar denominated securities.

An equity security, or stock, represents a proportionate share of the ownership of a company; its value is based on the success of the company's business and the value of its assets, as well as general market conditions. Common stocks, preferred stocks and convertible securities are examples of equity securities. Convertible securities generally are debt securities or preferred stock that may be converted into common stock after certain time periods or under certain circumstances.
The Fund's manager is a research driven, fundamental investor, generally pursuing a "buy-and-hold" growth strategy. The Fund has historically had low portfolio turnover, and its portfolio turnover is expected to be significantly lower than that of comparable actively managed equity funds. Because the Fund uses a "buy-and-hold" investment strategy the Fund's portfolio securities may have a higher level of unrealized capital appreciation than if the Fund did not use these strategies. During periods of net redemptions of Fund shares or when market conditions warrant, the manager may sell these securities, generating a higher level of taxable gain for shareholders than would occur if the Fund had not used these strategies.
As a "bottom-up" investor focusing primarily on individual securities, the manager chooses companies that it believes are positioned for growth in revenues, earnings or assets. The manager relies on a team of analysts to provide in-depth industry expertise and uses both qualitative and quantitative analysis to evaluate companies for distinct and sustainable competitive advantages, which are likely to lead to growth in earnings and/or share price. Such advantages as a particular marketing niche, proven technology, sound financial records, strong management, and industry leadership are all factors the manager believes point to strong growth potential.

Although the manager will search for investments across a large number of sectors, it expects to have significant positions in particular sectors. These sectors may include, for example, technology (including computers and telecommunications) and health care (including biotechnology). Due to market appreciation, the Fund's investment in an industry sector or the securities of a single company may come to represent a significant portion of the Fund's portfolio. Nevertheless, the manager will maintain such a position so long as it believes that the company or industry continues to meet its investment guidelines.

TEMPORARY INVESTMENTS

When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include short-term U.S. government securities, high grade commercial paper, bank obligations, repurchase agreements, money market fund shares and other money market instruments. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.

MAIN RISKS

STOCKS

Stocks historically have outperformed other types of investments over the long term. Individual stock prices, however, tend to go up and down more dramatically. These price movements may result from factors affecting individual companies or industries, or the securities market as a whole. A slower-growth or recessionary economic environment could have an adverse effect on the price of the various stocks held by the Fund.

SMALLER AND MIDSIZE COMPANIES

While smaller and midsize companies may offer substantial opportunities for capital growth, they also involve substantial risks and should be considered speculative. Historically, smaller and midsize company securities have been more volatile in price than larger company securities, especially over the short term. Among the reasons for the greater price volatility are the less certain growth prospects of smaller and midsize companies, the lower degree of liquidity in the markets for such securities, and the greater sensitivity of smaller and midsize companies to changing economic conditions.

[Begin callout]
Because the securities the Fund holds fluctuate in price, the value of your investment in the Fund will go up and down. You could lose money.
[End callout]

In addition, smaller and midsize companies may lack depth of management, be unable to generate funds necessary for growth or development, or be developing or marketing new products or services for which markets are not yet established and may never become established.

FOREIGN SECURITIES

Investing in foreign securities typically involves more risks than investing in U.S. securities. These risks can increase the potential for losses in the Fund and may include, among others, currency risks (fluctuations in currency exchange rates), country risks (political, diplomatic, regional conflicts, terrorism, war, social and economic instability, currency devaluations and policies that have the effect of limiting or restricting foreign investment or the movement of assets), different trading practices, less government supervision, less publicly available information, limited trading markets and greater volatility.

TECHNOLOGY AND TELECOMMUNICATIONS COMPANIES

The technology and telecommunications sector has historically been volatile due to the rapid pace of product change and development within the sector. For example, their products may not prove commercially successful or may become obsolete quickly. The activities of these companies may also be adversely affected by changes in government regulations. The stock prices of companies operating within this sector may be subject to abrupt or erratic movements.

HEALTH CARE COMPANIES

The activities of health care companies may be funded or subsidized by federal and state governments. If government funding and subsidies are reduced or discontinued, the profitability of these companies could be adversely affected. Health care companies may also be affected by government policies on health care reimbursements, regulatory approval for new drugs and medical instruments, and similar matters. They are also subject to legislative risk, i.e., the risk of a reform of the health care system through legislation.

More detailed information about the Fund, its policies and risks can be found in the Fund's Statement of Additional Information (SAI).

A description of the Fund's policies and procedures regarding the release of portfolio holdings information is also available in the Fund's SAI.
Portfolio holdings information can be viewed online at franklintempleton.com.

[Begin callout]
Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.
[End callout]

PERFORMANCE

This bar chart and table show the volatility of the Fund's returns, which is one indicator of the risks of investing in the Fund. The bar chart shows changes in the Fund's returns from year to year over the past 10 calendar years. The table shows how the Fund's average annual total returns compare to those of a broad-based securities market index. Of course, past performance (before or after taxes) cannot predict or guarantee future results. All Fund performance assumes reinvestment of dividends and capital gains.

CLASS A ANNUAL TOTAL RETURNS(1)

[Insert bar graph]


18.60% 18.52%  12.19%  7.53% -9.47%  -24.35%  28.03%  11.30% 8.36% 14.16%
--------------------------------------------------------------------------
97     98      99      00    01      02       03      04     05    06
                                YEAR

Best Quarter:                             Q2 '03      17.70%
Worst Quarter:                            Q3 '02     -18.75%


AVERAGE ANNUAL TOTAL RETURNS
For the periods ended December 31, 2006

                                          1 YEAR   5 YEARS  10 YEARS
----------------------------------------------------------------------
Franklin Growth Fund - Class A(2)
Return Before Taxes                       7.60%    4.68%    6.79%
Return After Taxes on Distributions       7.56%    4.64%    6.36%
Return After Taxes on Distributions and
Sale of Fund Shares                       4.99%    4.02%    5.73%
S&P 500(R) Index(3)                      15.78%    6.19%    8.42%
(index reflects no deduction for fees,
expenses, or taxes)

                                                              SINCE
                                                            INCEPTION
                                          1 YEAR   5 YEARS   (1/1/99)
----------------------------------------------------------------------
Franklin Growth Fund - Class B(2)         9.28%    4.80%     4.03%
S&P 500(R) Index(3)                      15.78%    6.19%     3.42%

                                          1 YEAR   5 YEARS  10 YEARS
----------------------------------------------------------------------
Franklin Growth Fund - Class C(2)         12.31%    5.13%    6.62%
S&P 500(R) Index(3)                       15.78%    6.19%    8.42%


                                          1 YEAR   5 YEARS  10 YEARS
----------------------------------------------------------------------
Franklin Growth Fund - Class R(2,4)       13.89%    5.66%    7.15%
S&P 500(R) Index(3)                       15.78%    6.19%    8.42%

                                          1 YEAR   5 YEARS  10 YEARS
----------------------------------------------------------------------
Franklin Growth Fund - Advisor Class(5)   14.42%    6.18%     7.77%
S&P 500(R) Index(3)                       15.78%    6.19%     8.42%


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your particular tax situation and may differ from those shown.

These after-tax return figures do not apply to you if you hold your Fund shares through a tax-deferred arrangement such as a 401(k) plan or individual retirement account. The Fund's past performance, before and after taxes, is not necessarily an indication of how it will perform in the future.

After-tax returns are shown only for Class A; after-tax returns for other classes of shares will vary.

1. Figures do not reflect sales charges. If they did, returns would be lower.
2. Figures reflect sales charges.


3. Source: Standard & Poor's Micropal. The unmanaged S&P 500(R) Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. Each stock's weight in the index is proportionate to its market value. The S&P 500 includes reinvested dividends and is one of the most widely used benchmarks of U.S. equity performance. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
4. Effective January 1, 2002, the Fund began offering Class R shares, which do not have initial sales charges. Performance quotations for this class reflect the following methods of calculation: (a) for periods prior to January 1, 2002, a restated figure is used based on the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge, reflecting the Rule 12b-1 rate differential between Class A and R; and (b) for periods after January 1, 2002, actual Class R performance is used reflecting all charges and fees applicable to that class.
5. Effective January 1, 1997, the Fund began offering Advisor Class shares, which do not have sales charges or a Rule 12b-1 plan. Performance quotations for this class reflect the following methods of calculation: (a) for periods prior to January 1, 1997, a restated figure is used based on the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge but reflecting the effect of the Class A Rule 12b-1 fees; and (b) for periods after January 1, 1997, actual Advisor Class performance is used reflecting all charges and fees applicable to that class.


FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES                    (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                                                                      ADVISOR
                              CLASS A   CLASS B(4)  CLASS C  CLASS R  CLASS
-----------------------------------------------------------------------------
Maximum sales charge (load)
as a percentage of offering   5.75%(2)  4.00%       1.00%    None     None
price
  Load imposed on purchases   5.75%(2)  None        None     None     None
  Maximum deferred sales
charge (load)                 None(3)   4.00%(5)    1.00%    None     None
Redemption fee on shares
sold within 7 calendar days
following their purchase      2.00%     2.00%       2.00%    2.00%    2.00%
date(1)

Please see "Choosing a Share Class" on page 95 for an explanation of how and when these sales charges apply.

ANNUAL FUND OPERATING EXPENSES      (EXPENSES DEDUCTED FROM FUND ASSETS)
                                                                      ADVISOR
                              CLASS A  CLASS B(4)   CLASS C  CLASS R  CLASS
-----------------------------------------------------------------------------
Management fees               0.46%    0.46%        0.46%    0.46%    0.46%
Distribution and service
(12b-1) fees                  0.24%    1.00%        0.99%    0.50%    None
Other expenses                0.21%    0.21%        0.21%    0.21%    0.21%
                              -----------------------------------------------
Total annual Fund operating
expenses                      0.91%    1.67%        1.66%    1.17%    0.67%
                              ===============================================

1. The redemption fee is calculated as a percentage of the amount redeemed (using standard rounding criteria), and may be charged when you sell or exchange your shares or if your shares are involuntarily redeemed. The fee is retained by the Fund and generally withheld from redemption proceeds. For more details, see "Redemption Fee" section.
2. The dollar amount of the sales charge is the difference between the offering price of the shares purchased (which factors in the applicable sales charge in this table) and the net asset value of those shares. Since the offering price is calculated to two decimal places using standard rounding criteria, the number of shares purchased and the dollar amount of the sales charge as a percentage of the offering price and of your net investment may be higher or lower depending on whether there was a downward or upward rounding.
3. There is a 1% contingent deferred sales charge that applies to investments of $1 million or more (see page 100) and purchases by certain retirement plans without an initial sales charge.
4. New or additional investments into Class B are no longer permitted. Existing shareholders of Class B shares may continue as Class B shareholders, continue to reinvest dividends into Class B shares and exchange their Class B shares for Class B shares of other Franklin Templeton funds as permitted by the current exchange privileges.
5. Declines to zero after six years.


EXAMPLE

This example can help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes:


o  You invest $10,000 for the periods shown;
o  Your investment has a 5% return each year; and
o  The Fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:


                             1 YEAR  3 YEARS  5 YEARS 10 YEARS
----------------------------------------------------------------
If you sell your shares at
the end of the period:
CLASS A                      $663(1) $848     $1,050  $1,630
CLASS B                      $570    $826     $1,107  $1,774(2)
CLASS C                      $269    $523     $902    $1,965
CLASS R                      $119    $372     $644    $1,420
ADVISOR CLASS                $68     $214     $373    $835
If you do not sell your
shares:
CLASS B                      $170    $526     $907    $1,774(2)
CLASS C                      $169    $523     $902    $1,965


1. Assumes a contingent deferred sales charge (CDSC) will not apply.
2. Assumes conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.


MANAGEMENT


Franklin Investment Advisory Services, LLC (Investment Advisory), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Investment Advisory and its affiliates manage over $552 billion in assets.


The Fund is managed by a team of dedicated professionals focused on investments in securities of companies that are leaders in their industry. The portfolio managers of the team are as follows:

VIVIAN J. PALMIERI, VICE PRESIDENT OF INVESTMENT ADVISORY
Mr. Palmieri has been a manager of the Fund since 1965. He has primary responsibility for the investments of the Fund. He has final authority over all aspects of the Fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated management requirements. The degree to which he may perform these functions, and the nature of these functions, may change from time to time. He joined Franklin Templeton Investments in 1965.

CONRAD B. HERRMANN CFA, PORTFOLIO MANAGER OF INVESTMENT ADVISORY
Mr. Herrmann has been a manager of the Fund since 1993, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. He joined Franklin Templeton Investments in 1989.

The Fund's SAI provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.


The Fund pays Investment Advisory a fee for managing the Fund's assets. For the fiscal year ended September 30, 2006, the Fund paid 0.46% of its average monthly net assets to the manager for its services.

A discussion regarding the basis for the board of directors approving the investment advisory contract of the Fund is available in the Fund's semiannual report to shareholders for the six-month period ended March 31.


FINANCIAL HIGHLIGHTS

This table presents the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund assuming reinvestment of dividends and capital gains. This information has been derived from the financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, are included in the annual report, which is available upon request.


                                              ---------------------------------------------------------------------------
                                                                       YEAR ENDED SEPTEMBER 30,
CLASS A                                              2006            2005           2004            2003           2002
                                              ---------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year .........   $    34.83      $    30.58     $    26.87      $    22.02     $    27.81
                                              ---------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ...................         0.12            0.13           0.06            0.08           0.07

 Net realized and unrealized gains (losses)          4.21            4.20           3.68            4.81          (5.65)
                                              ---------------------------------------------------------------------------
Total from investment operations ...........         4.33            4.33           3.74            4.89          (5.58)
                                              ---------------------------------------------------------------------------
Less distributions from:

 Net investment income .....................        (0.06)          (0.08)         (0.03)          (0.04)         (0.16)

 Net realized gains ........................           --              --             --              --          (0.05)
                                              ---------------------------------------------------------------------------
Total distributions ........................        (0.06)          (0.08)         (0.03)          (0.04)         (0.21)
                                              ---------------------------------------------------------------------------
Redemption fees ............................           -- c            -- c           -- c            --             --
                                              ---------------------------------------------------------------------------
Net asset value, end of year ...............   $    39.10      $    34.83     $    30.58      $    26.87     $    22.02
                                              ===========================================================================

Total return b .............................        12.46%          14.17%         13.92%          22.27%        (20.35)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ............   $1,695,802      $1,567,675     $1,531,871      $1,433,742     $1,249,745

Ratios to average net assets:

 Expenses ..................................         0.91% e         0.94% e        0.98%           1.06%          0.96%

 Net investment income .....................         0.34%           0.40%          0.20%           0.31%          0.24%

Portfolio turnover rate ....................         2.21%           1.16%          1.56%           5.12%          2.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges,if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.



                                                      -------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS B                                                    2006          2005           2004          2003         2002
                                                      -------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ................    $  33.73      $  29.77       $  26.32      $  21.70     $  27.46
                                                      -------------------------------------------------------------------
Income from investment operations:

 Net investment income (loss) a ...................       (0.15)        (0.11)         (0.16)        (0.11)       (0.14)

 Net realized and unrealized gains (losses) .......        4.07          4.07           3.61          4.73        (5.57)
                                                      -------------------------------------------------------------------
Total from investment operations ..................        3.92          3.96           3.45          4.62        (5.71)
                                                      -------------------------------------------------------------------
Less distributions from net realized gains ........          --            --             --            --        (0.05)
                                                      -------------------------------------------------------------------
Redemption fees ...................................          -- c          -- c           -- c          --           --
                                                      -------------------------------------------------------------------
Net asset value, end of year ......................    $  37.65      $  33.73       $  29.77      $  26.32     $  21.70
                                                      ===================================================================

Total return b ....................................       11.62%        13.30%         13.11%        21.29%      (20.90)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...................    $122,871      $123,926       $121,986      $103,499      $75,141

Ratios to average net assets:

 Expenses .........................................        1.67% d       1.69% e        1.73%         1.81%        1.71%

 Net investment income (loss) .....................       (0.42)%       (0.35)%        (0.55)%       (0.44)%      (0.51)%

Portfolio turnover rate ...........................        2.21%         1.16%          1.56%         5.12%        2.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.


                                                       ------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS C                                                    2006          2005           2004          2003         2002
                                                       ------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ..................  $  33.43      $  29.51       $  26.09      $  21.51     $  27.24
                                                       ------------------------------------------------------------------
Income from investment operations:

 Net investment income (loss) a .....................     (0.15)        (0.11)         (0.16)        (0.11)       (0.14)

 Net realized and unrealized gains (losses) .........      4.04          4.03           3.58          4.69        (5.54)
                                                       ------------------------------------------------------------------
Total from investment operations ....................      3.89          3.92           3.42          4.58        (5.68)
                                                       ------------------------------------------------------------------
Less distributions from net realized gains ..........        --            --             --            --        (0.05)
                                                       ------------------------------------------------------------------
Redemption fees .....................................        -- c          -- c           -- c          --            --
                                                       ------------------------------------------------------------------
Net asset value, end of year ........................  $  37.32      $  33.43       $  29.51      $  26.09     $  21.51
                                                       ==================================================================

Total return b ......................................     11.60%        13.32%         13.11%        21.29%      (20.92)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .....................  $273,512      $270,538       $270,131      $259,169     $232,307

Ratios to average net assets:

 Expenses ...........................................      1.66% d       1.69% d        1.73%         1.82%        1.70%

 Net investment income (loss) .......................     (0.41)%       (0.35)%        (0.55)%       (0.45)%      (0.51)%

Portfolio turnover rate .............................      2.21%         1.16%          1.56%         5.12%        2.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.



                                                         ----------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS R                                                     2006          2005          2004          2003         2002 f
                                                         ----------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ...................   $ 34.59       $ 30.39       $ 26.74       $ 21.98      $ 31.59
                                                         ----------------------------------------------------------------
Income from investment operations:

 Net investment income (loss) a ......................      0.02          0.05         (0.02)           --           --

 Net realized and unrealized gains (losses) ..........      4.19          4.16          3.67          4.81        (9.61)
                                                         ----------------------------------------------------------------
Total from investment operations .....................      4.21          4.21          3.65          4.81        (9.61)
                                                         ----------------------------------------------------------------
Less distributions from net investment income ........        -- c       (0.01)           --         (0.05)          --
                                                         ----------------------------------------------------------------
Redemption fees ......................................        -- d          -- d          -- d          --           --
                                                         ----------------------------------------------------------------
Net asset value, end of year .........................   $ 38.80       $ 34.59       $ 30.39       $ 26.74      $ 21.98
                                                         ================================================================

Total return b .......................................     12.18%        13.87%        13.65%        21.92%      (30.42)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ......................   $37,804       $27,818       $20,060       $14,755      $ 2,788

Ratios to average net assets:

 Expenses ............................................      1.17% e       1.19% e       1.23%         1.31%        1.21% g

 Net investment income (loss) ........................      0.08%         0.15%        (0.05)%        0.06%        0.02% g

Portfolio turnover rate ..............................      2.21%         1.16%         1.56%         5.12%        2.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable, and is not annualized for periods less than one year.

c     The fund made an income distribution of $0.001.

d     Amount rounds to less than $0.01 per share.

e     Benefit of expense reduction rounds to less than 0.01%.

f     For the period January 1, 2002 (effective date) to September 30, 2002.

g     Annualized.


                                                       --------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
ADVISOR CLASS                                              2006          2005           2004          2003         2002
                                                       --------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year .................   $  34.89      $  30.63       $  26.91      $  22.06      $ 27.86
                                                       --------------------------------------------------------------------
Income from investment operations:

 Net investment income a ...........................       0.22          0.21           0.14          0.14         0.14

 Net realized and unrealized gains (losses) ........       4.21          4.21           3.67          4.82        (5.65)
                                                       --------------------------------------------------------------------
Total from investment operations ...................       4.43          4.42           3.81          4.96        (5.51)
                                                       --------------------------------------------------------------------
Less distributions from:

 Net investment income .............................      (0.15)        (0.16)         (0.09)        (0.11)       (0.24)

 Net realized gains ................................         --            --             --            --        (0.05)
                                                       --------------------------------------------------------------------
Total distributions ................................      (0.15)        (0.16)         (0.09)        (0.11)       (0.29)
                                                       --------------------------------------------------------------------
Redemption fees ....................................         -- b          -- b           -- b          --            --
                                                       --------------------------------------------------------------------
Net asset value, end of year .......................   $  39.17      $  34.89       $  30.63       $ 26.91      $ 22.06
                                                       ====================================================================

Total return .......................................      12.73%        14.45%         14.19%        22.58%      (20.14)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ....................   $274,603      $221,752       $133,332       $41,216      $27,431

Ratios to average net assets:

 Expenses ..........................................       0.67% c       0.69% c        0.73%         0.81%        0.71%

 Net investment income .............................       0.58%         0.65%          0.45%         0.56%        0.49%

Portfolio turnover rate ............................       2.21%         1.16%          1.56%         5.12%        2.16%


c     Based on average daily shares outstanding.

d     Amount rounds to less than $0.01 per share.

e     Benefit of expense reduction rounds to less than 0.01%.



FRANKLIN INCOME FUND

GOAL AND STRATEGIES

GOAL

The Fund's investment goal is to maximize income while maintaining prospects for capital appreciation.

MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests in a diversified portfolio of debt and equity securities.

Debt securities represent an obligation of the issuer to repay a loan of money to it and generally provide for the payment of interest. These include bonds, notes and debentures. An equity security, or stock, represents a proportionate share of the ownership of a company; its value is based on the success of the company's business and the value of its assets, as well as general market conditions. Common stocks, preferred stocks and convertible securities are examples of equity securities. Convertible securities generally are debt securities or preferred stock that may be converted into common stock after certain time periods or under certain circumstances.

[Begin callout]
The Fund normally invests in a diversified portfolio of bonds and stocks in the U.S. and abroad.
[End callout]

The Fund seeks income by selecting investments such as corporate, foreign and U.S. Treasury bonds, as well as stocks with attractive dividend yields. In its search for growth opportunities, the Fund maintains the flexibility to invest in common stocks of companies from a variety of industries such as utilities, oil, gas, real estate and consumer goods.

The Fund may invest up to 100% of total assets in debt securities that are rated below investment grade, but it is not currently expected that the Fund will invest more than 50% of its assets in these securities. Securities rated in the top four ratings categories by independent rating organizations such as Standard & Poor's Ratings Group (S&P(R)) and Moody's Investors Service (Moody's) are considered investment grade. Higher yields are ordinarily available from securities in the lower rating categories, such as securities rated Ba or lower by Moody's or BB or lower by S&P or from unrated securities deemed by the Fund's manager to be of comparable quality. Such high-yield securities are considered to be below "investment grade" and are sometimes referred to as "junk bonds." Generally, lower-rated securities pay higher yields than more highly rated securities to compensate investors for the higher risk.


As of September 30, 2006, approximately 39.04% of the Fund's net assets were invested in lower-rated and comparable quality unrated debt securities.


The Fund may invest up to 25% of its assets in foreign securities. It ordinarily buys foreign securities that are traded in the U.S. or American Depositary Receipts, which are certificates typically issued by a bank or trust company that give their holders the right to receive securities issued by a foreign or a domestic company.

The Fund's manager searches for undervalued or out-of-favor securities it believes offer opportunities for income today and significant growth tomorrow. It performs independent analysis of the debt securities being considered for the Fund's portfolio, rather than relying principally on the ratings assigned by rating agencies. In its analysis, the manager considers a variety of factors, including:

o  the experience and managerial strength of the company;

o  responsiveness to changes in interest rates and business conditions;

o  debt maturity schedules and borrowing requirements;

o the company's changing financial condition and market recognition of the change; and

o a security's relative value based on such factors as anticipated cash flow, interest or dividend coverage, asset coverage, and earnings prospects.

TEMPORARY INVESTMENTS

When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include short-term U.S. government securities, high grade commercial paper, bank obligations, repurchase agreements, money market fund shares and other money market instruments. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.

MAIN RISKS

STOCKS

Stocks historically have outperformed other types of investments over the long term. Individual stock prices, however, tend to go up and down more dramatically. These price movements may result from factors affecting individual companies or industries, or the securities market as a whole. A slower-growth or recessionary economic environment could have an adverse effect on the price of the various stocks held by the Fund. Utility company securities are particularly sensitive to interest rate movements: when interest rates rise, the stock prices of these companies tend to fall.

[Begin callout]
If a security's credit rating is downgraded or a company's financial condition deteriorates, the price of the security will fall and so too will the Fund's share price. If interest rates rise, the price of the Fund's debt securities will also fall. Because the value of the Fund's holdings fluctuates in price, the value of your investment in the Fund will go up and down. You could lose money.
[End callout]

CREDIT

An issuer of securities may be unable to make interest payments and repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect a security's value and, thus, impact Fund performance.

LOWER-RATED SECURITIES. Junk bonds generally have more credit risk than higher-rated securities.

Companies issuing high yield, fixed-income securities are not as strong financially as those issuing securities with higher credit ratings. These companies are more likely to encounter financial difficulties and are more vulnerable to changes in the economy, such as a recession or a sustained period of rising interest rates, that could affect their ability to make interest and principal payments. If an issuer stops making interest and/or principal payments, payments on the securities may never resume. These securities may become worthless and the Fund could lose its entire investment.

The prices of high yield, fixed-income securities fluctuate more than higher-quality securities. Prices are especially sensitive to developments affecting the company's business and to changes in the ratings assigned by rating agencies. Prices often are closely linked with the company's stock prices and typically rise and fall in response to factors that affect stock prices. In addition, the entire high yield securities market can experience sudden and sharp price swings due to changes in economic conditions, stock market activity, large sustained sales by major investors, a high-profile default, or other factors.

High yield securities generally are less liquid than higher-quality securities. Many of these securities do not trade frequently, and when they do their prices may be significantly higher or lower than expected. At times, it may be difficult to sell these securities promptly at an acceptable price, which may limit the Fund's ability to sell securities in response to specific economic events or to meet redemption requests.

INTEREST RATE

When interest rates rise, debt security prices fall. The opposite is also true: debt security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to changes in interest rates. The Fund may also maintain investments in equity securities of companies whose values are sensitive to interest rate changes such as utilities and real estate securities.

INCOME

Since the Fund can only distribute what it earns, the Fund's distributions to its shareholders may decline when interest rates fall.

CONVERTIBLE SECURITIES

The value of convertible securities may rise and fall with the market value of the underlying stock or, like a debt security, vary with changes in interest rates and the credit quality of the issuer. A convertible security tends to perform more like a stock when the underlying stock price is high (because it is assumed it will be converted) and more like a debt security when the underlying stock price is low (because it is assumed it will not be converted). Because its value can be influenced by many different factors, a convertible security is not as sensitive to interest rate changes as a similar non-convertible debt security, and generally has less potential for gain or loss than the underlying stock.

FOREIGN SECURITIES

Investing in foreign securities, including securities of foreign governments and depositary receipts, typically involves more risks than investing in U.S. securities. Certain of these risks also may apply to securities of U.S. companies with significant foreign operations. These risks can increase the potential for losses in the Fund and affect its share price.

CURRENCY EXCHANGE RATES. Foreign securities may be issued and traded in foreign currencies. As a result, their values may be affected by changes in exchange rates between foreign currencies and the U.S. dollar, as well as between currencies of countries other than the U.S. For example, if the value of the U.S. dollar goes up compared to a foreign currency, an investment traded in that foreign currency will go down in value because it will be worth fewer U.S. dollars.

POLITICAL AND ECONOMIC DEVELOPMENTS. The political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S. Investments in these countries may be subject to the risks of internal and external conflicts, currency devaluations, foreign ownership limitations and tax increases. It is possible that a government may take over the assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund's investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund's investments.

TRADING PRACTICES. Brokerage commissions and other fees generally are higher for foreign securities. Government supervision and regulation of foreign stock exchanges, currency markets, trading systems and brokers may be less than in the U.S. The procedures and rules governing foreign transactions and custody (holding of the Fund's assets) also may involve delays in payment, delivery or recovery of money or investments.

AVAILABILITY OF INFORMATION. Foreign companies may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. companies. Thus, there may be less information publicly available about foreign companies than about most U.S. companies.

LIMITED MARKETS. Certain foreign securities may be less liquid (harder to sell) and more volatile than many U.S. securities. This means the Fund may at times be unable to sell foreign securities at favorable prices.

VALUE INVESTING

A value stock or debt security may not increase in price as anticipated by the manager if other investors fail to recognize the company's value and bid up the price, the markets favor faster-growing companies, or the factors that the manager believes will increase the price of the security do not occur.

The Fund's policy of investing in securities that may be out of favor, including turnarounds, cyclical companies, companies emerging from bankruptcy, companies reporting poor earnings, and companies whose share prices have declined sharply or that are not widely followed by other investors, differs from the approach followed by many other mutual funds.

Cyclical stocks in which the Fund may invest tend to increase in value more quickly during economic upturns than non-cyclical stocks, but they also tend to lose value more quickly in economic downturns. Companies emerging from bankruptcy may have difficulty retaining customers and suppliers. These companies may have relatively weak balance sheets and, during economic downturns, they may have insufficient cash flow to pay their debt obligations and difficulty finding additional financing needed for their operations.

More detailed information about the Fund, its policies and risks can be found in the Fund's Statement of Additional Information (SAI).

A description of the Fund's policies and procedures regarding the release of portfolio holdings information is also available in the Fund's SAI.
Portfolio holdings information can be viewed online at franklintempleton.com.

[Begin callout]
Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.
[End callout]

PERFORMANCE

This bar chart and table show the volatility of the Fund's returns, which is one indicator of the risks of investing in the Fund. The bar chart shows changes in the Fund's returns from year to year over the past 10 calendar years. The table shows how the Fund's average annual total returns compare to those of a broad-based securities market index. Of course, past performance (before or after taxes) cannot predict or guarantee future results. All Fund performance assumes reinvestment of dividends and capital gains.

CLASS A ANNUAL TOTAL RETURNS(1)

[Insert bar graph]


16.85%  0.95%  -0.74%  20.59%  0.65%  -1.06% 30.96%  12.17%  1.85%  19.12%
--------------------------------------------------------------------------
97      98     99      00      01     02     03      04      05     06
                                 YEAR

Best Quarter:                             Q2 '03     14.24%
Worst Quarter:                            Q2 '02     -5.98%


AVERAGE ANNUAL TOTAL RETURNS
For the periods ended December 31, 2006

                                    1 YEAR   5 YEARS   10 YEARS
-----------------------------------------------------------------
Franklin Income Fund - Class A(2)
Return Before Taxes                  13.90%   11.01%     9.17%
Return After Taxes on Distributions  11.62%    8.53%     6.20%
Return After Taxes on
Distributions and Sale of Fund        9.44%    8.06%     6.04%
Shares
S&P 500(R) Index(3)                  15.78%    6.19%     8.42%
Lehman Brothers U.S. Aggregate        4.33%    5.06%     6.24%
Index(4)
Lipper Mixed-Asset Target
Allocation Moderate Funds            10.33%    5.26%     6.01%
Classification Average(5)
(indices reflect no deduction for
fees, expenses, or taxes)

                                                          SINCE
                                                        INCEPTION
                                    1 YEAR   5 YEARS    (1/1/99)
-----------------------------------------------------------------
Franklin Income Fund - Class B(2,6)  14.20%   10.88%     8.84%
S&P 500(R) Index(3)                  15.78%    6.19%     3.42%
Lehman Brothers U.S. Aggregate        4.33%    5.06%     5.52%
Index(4)
Lipper Mixed-Asset Target
Allocation Moderate Funds            10.03%    5.26%     9.34%
Classification Average(5)


                                                          SINCE
                                                        INCEPTION
                                    1 YEAR   5 YEARS    (1/1/99)
-----------------------------------------------------------------
Franklin Income Fund - Class B1(2)   14.51%   11.19%     9.34%
S&P 500(R) Index(3)                  15.78%    6.19%     3.42%
Lehman Brothers U.S. Aggregate        4.33%    5.06%     5.52%
Index(4)
Lipper Mixed-Asset Target
Allocation Moderate Funds            10.03%    5.26%     9.34%
Classification Average(5)

                                     1 YEAR   5 YEARS   10 YEARS
------------------------------------------------------------------
Franklin Income Fund - Class C(2)    17.89%   11.49%     9.12%
S&P 500(R) Index(3)                  15.78%    6.19%     8.42%
Lehman Brothers U.S. Aggregate        4.33%    5.06%     6.24%
Index(4)
Lipper Mixed-Asset Target
Allocation Moderate Funds            10.03%    5.26%     6.01%
Classification Average(5)

                                     1 YEAR   5 YEARS   10 YEARS
-----------------------------------------------------------------
Franklin Income Fund - Class R(2,7)  18.44%   11.45%     9.11%
S&P 500(R) Index(3)                  15.78%    6.19%     8.42%
Lehman Brothers U.S. Aggregate        4.33%    5.06%     6.24%
Index(4)
Lipper Mixed-Asset Target
Allocation Moderate Funds            10.03%    5.26%     6.01%
Classification Average(5)

                                     1 YEAR   5 YEARS  10 YEARS
----------------------------------------------------------------
Franklin Income Fund - Advisor       19.39%    12.24%   9.87%
Class(8)
S&P 500(R) Index(3)                  15.78%     6.19%   8.42%
Lehman Brothers U.S. Aggregate        4.33%     5.06%   6.24%
Index(4)
Lipper Mixed-Asset Target
Allocation Moderate Funds            10.03%     5.26%   6.01%
Classification Average(5)


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your particular tax situation and may differ from those shown.

These after-tax return figures do not apply to you if you hold your Fund shares through a tax-deferred arrangement such as a 401(k) plan or individual retirement account. The Fund's past performance, before and after taxes, is not necessarily an indication of how it will perform in the future.

After-tax returns are shown only for Class A; after-tax returns for other classes of shares will vary.

1. Figures do not reflect sales charges. If they did, returns would be lower.
2. Figures reflect sales charges.


3. Source: Standard & Poor's Micropal. The unmanaged S&P 500(R) Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. Each stock's weight in the index is proportionate to its market value. The S&P 500 includes reinvested dividends and is one of the most widely used benchmarks of U.S. equity performance. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
4. Source: Standard & Poor's Micropal. The unmanaged Lehman Brothers U.S Aggregate Index represents securities that are SEC-registered, taxable and dollar denominated. The index covers the U.S. investment grade fixed-rate bond market, with index components for government and corporate securities, mortgage pass-through securities and asset-backed securities. All issues included must have at least one year to final maturity and must be rated investment grade (Baa3 or better) by Moody's Investors Service. They must also be dollar denominated and nonconvertible. Total return includes price appreciation/depreciation and income as a percentage of the original investment. The index is rebalanced monthly by market capitalization and includes reinvestment of any income or distributions. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
5. Source: Standard & Poor's Micropal. The unmanaged Lipper Mixed-Asset
Target Allocation Moderate Funds Classification Average is calculated by averaging the total returns of all funds within the Lipper Mixed-Asset Target Allocation Moderate Funds classification in the Lipper Open-End underlying funds universe. Lipper Mixed-Asset Target Allocation Moderate Funds are defined as funds that, by portfolio practice, maintain a mix of between 40%-60% equity securities, with the remainder invested in bonds, cash and cash equivalents. For the 12-month period ended 9/30/06, there were 400 funds in this category. Lipper calculations do not include sales charges or expense subsidization by a fund's manager. They include reinvestment of any income or distributions. The Fund's performance relative to the average may have differed if these or other factors had been considered. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
6. The Fund began offering shares in a new Class B on November 1, 2001. The new Class B performance shown reflects a restatement of the old Class B (now Class B1) performance to include the Rule 12b-1 fee applicable to the new Class B as though it was in effect from the inception of old Class B (now Class B1) shares.
7. Effective January 1, 2002, the Fund began offering Class R shares, which do not have initial sales charges. Performance quotations for this class reflect the following methods of calculation: (a) for periods prior to January 1, 2002, a restated figure is used based on the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge, reflecting the Rule 12b-1 rate differential between Class A and R; and (b) for periods after January 1, 2002, actual Class R performance is used reflecting all charges and fees applicable to that class.
8. Effective January 1, 1997, the Fund began offering Advisor Class shares, which do not have sales charges or a Rule 12b-1 plan. Performance quotations for this class reflect the following methods of calculation: (a) for periods prior to January 1, 1997, a restated figure is used based on the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge but reflecting the effect of the Class A Rule 12b-1 fees; and (b) for periods after January 1, 1997, actual Advisor Class performance is used reflecting all charges and fees applicable to that class.


FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES                    (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                                                         ADVISOR
                             CLASS A   CLASS    CLASS    CLASS C  CLASS R CLASS
                                       B(4)     B1(4)
-------------------------------------------------------------------------------
Maximum sales charge (load)
as a percentage of offering  4.25%(2)  4.00%    4.00%    1.00%    None    None
price
  Load imposed on purchases  4.25%(2)  None     None     None     None    None
  Maximum deferred sales
  charge (load)              None(3)   4.00%(5) 4.00%(5) 1.00%    None    None
Redemption fee on shares
sold within 7 calendar days
following their purchase     2.00%    2.00%     2.00%    2.00%    2.00%   2.00%
date(1)

Please see "Choosing a Share Class" on page 95 for an explanation of how and when these sales charges apply.

ANNUAL FUND OPERATING EXPENSES      (EXPENSES DEDUCTED FROM FUND ASSETS)

                                                                        ADVISOR
                             CLASS A  CLASS   CLASS    CLASS C  CLASS R  CLASS
                                      B(4)    B1(4)
-------------------------------------------------------------------------------
Management fees              0.40%    0.40%   0.40%    0.40%    0.40%    0.40%
Distribution and service
(12b-1) fees                 0.15%    1.00%   0.65%    0.65%    0.50%    None
Other expenses               0.09%    0.09%   0.09%    0.09%    0.09%    0.09%
                             --------------------------------------------------
Total annual Fund operating
expenses                     0.64%    1.49%   1.14%    1.14%    0.99%    0.49%
                             --------------------------------------------------

1. The redemption fee is calculated as a percentage of the amount redeemed (using standard rounding criteria), and may be charged when you sell or exchange your shares or if your shares are involuntarily redeemed. The fee is retained by the Fund and generally withheld from redemption proceeds. For more details, see "Redemption Fee" section.
2. The dollar amount of the sales charge is the difference between the offering price of the shares purchased (which factors in the applicable sales charge in this table) and the net asset value of those shares. Since the offering price is calculated to two decimal places using standard rounding criteria, the number of shares purchased and the dollar amount of the sales charge as a percentage of the offering price and of your net investment may be higher or lower depending on whether there was a downward or upward rounding.
3. There is a 1% contingent deferred sales charge that applies to investments of $1 million or more (see page 100) and purchases by certain retirement plans without an initial sales charge.
4. New or additional investments into Class B and Class B1 are no longer permitted. Existing shareholders of Class B or Class B1 shares may continue as Class B or Class B1 shareholders, continue to reinvest dividends into Class B or Class B1 shares and exchange their Class B or Class B1 shares for Class B or Class B1 shares of other Franklin Templeton funds as permitted by the current exchange privileges.
5. Declines to zero after six years.



EXAMPLE

This example can help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes:

o  You invest $10,000 for the periods shown;
o  Your investment has a 5% return each year; and
o  The Fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:


                               1 YEAR    3 YEARS  5 YEARS   10 YEARS
----------------------------------------------------------------------
If you sell your shares at
the end of the period:
CLASS A                        $488(1)   $621     $767      $1,189
CLASS B                        $552      $771     $1,013    $1,549(2)
CLASS B1                       $516      $662     $828      $1,246(2)
CLASS C                        $216      $362     $628      $1,386
CLASS R                        $201      $315     $547      $1,213
ADVISOR CLASS                  $50       $157     $274      $616
If you do not sell your
shares:
CLASS B                        $152      $471     $813      $1,549(2)
CLASS B1                       $116      $362     $628      $1,246(2)
CLASS C                        $116      $362     $628      $1,386


1. Assumes a contingent deferred sales charge (CDSC) will not apply.
2. Assumes conversion of Class B and B1 shares to Class A shares after eight years, lowering your annual expenses from that time on.


MANAGEMENT


Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage over $552 billion in assets.


The Fund is managed by a team of dedicated professionals focused on investments in debt and equity securities. The portfolio managers of the team are as follows:

EDWARD D. PERKS CFA, SENIOR VICE PRESIDENT OF ADVISERS
Mr. Perks has been a manager of the Fund since 2002. He joined Franklin Templeton Investments in 1992.

CHARLES B. JOHNSON, CHAIRMAN OF FRANKLIN RESOURCES, INC.
Mr. Johnson has been a manager of the Fund since 1957. He joined Franklin Templeton Investments in 1957.

Mr. Perks has primary responsibility for the investments of the Fund. Subject to the general supervision of Mr. Johnson, he has final authority over all aspects of the Fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated management requirements. The degree to which he may perform these functions, and the nature of these functions, may change from time to time.

The Fund's SAI provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.


The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended September 30, 2006, the Fund paid 0.40% of its average monthly net assets to the manager for managing the Fund's assets.


A discussion regarding the basis for the board of directors approving the investment advisory contract of the Fund is available in the Fund's semiannual report to shareholders for the six-month period ended March 31.

FINANCIAL HIGHLIGHTS

This table presents the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund assuming reinvestment of dividends and capital gains. This information has been derived from the financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, are included in the annual report, which is available upon request.



                                                ----------------------------------------------------------------------------
                                                                            YEAR ENDED SEPTEMBER 30,
CLASS A                                                2006            2005            2004            2003            2002
                                                ----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ..........   $      2.50     $      2.42     $      2.25      $     1.90      $     2.16
                                                ----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ....................          0.14            0.14            0.12            0.14            0.14

 Net realized and unrealized gains (losses) .          0.09            0.10            0.22            0.38           (0.21)
                                                ----------------------------------------------------------------------------
Total from investment operations ............          0.23            0.24            0.34            0.52           (0.07)
                                                ----------------------------------------------------------------------------
Less distributions from:

 Net investment income ......................         (0.15)          (0.15)          (0.16)          (0.16)          (0.17)

 Net realized gains .........................         (0.01)          (0.01)          (0.01)          (0.01)          (0.02)
                                                ----------------------------------------------------------------------------
Total distributions .........................         (0.16)          (0.16)          (0.17)          (0.17)          (0.19)
                                                ----------------------------------------------------------------------------
Redemption fees .............................            -- c            -- c            -- c            --              --
                                                ----------------------------------------------------------------------------
Net asset value, end of year ................   $      2.57     $      2.50     $      2.42      $     2.25      $     1.90
                                                ============================================================================

Total return b ..............................          9.73%          10.45%          15.50%          28.12%          (4.18)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .............   $26,641,398     $21,934,575     $14,743,190      $9,640,156      $6,001,117

Ratios to average net assets:

 Expenses ...................................          0.64% d         0.65% d         0.68%           0.73%           0.72%

 Net investment income ......................          5.61%           5.54%           5.11%           6.63%           6.67%

Portfolio turnover rate .....................         28.35%          28.51%          31.90%          48.36%          51.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d Benefit of waiver and payment by affiliate and expense reduction rounds to less than 0.01%.


                                                -----------------------------------------------------------------------------
                                                                            YEAR ENDED SEPTEMBER 30,
CLASS B                                                2006            2005            2004            2003           2002 e
                                                -----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ..........   $      2.49     $      2.41     $      2.24     $      1.90     $      2.15
                                                -----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ....................          0.12            0.11            0.10            0.12            0.11

 Net realized and unrealized gains (losses) .          0.08            0.11            0.22            0.37           (0.21)
                                                -----------------------------------------------------------------------------
Total from investment operations ............          0.20            0.22            0.32            0.49           (0.10)
                                                -----------------------------------------------------------------------------
Less distributions from:

 Net investment income ......................         (0.12)          (0.13)          (0.14)          (0.14)          (0.13)

 Net realized gains .........................         (0.01)          (0.01)          (0.01)          (0.01)          (0.02)
                                                -----------------------------------------------------------------------------
Total distributions .........................         (0.13)          (0.14)          (0.15)          (0.15)          (0.15)
                                                -----------------------------------------------------------------------------
Redemption fees .............................            -- c            -- c            -- c            --              --
                                                -----------------------------------------------------------------------------
Net asset value, end of year ................   $      2.56     $      2.49     $      2.41     $      2.24     $      1.90
                                                =============================================================================

Total return b ..............................          8.83%           9.57%          14.59%          26.58%          (5.63)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .............   $ 3,743,374     $ 3,922,396     $ 3,486,880     $ 2,083,783     $   558,580

Ratios to average net assets:

 Expenses ...................................          1.49% d         1.50% d         1.53%           1.58%           1.57% f

 Net investment income ......................          4.76%           4.69%           4.26%           5.78%           6.01% f

Portfolio turnover rate .....................         28.35%          28.51%          31.90%          48.36%          51.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable, and is not annualized for periods less than one year.

c     Amount rounds to less than $0.01 per share.

d Benefit of waiver and payment by affiliate and expense reduction rounds to less than 0.01%.

e     For the period November 1, 2001 (effective date) to September 30, 2002.

f     Annualized.


                                                -----------------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS B1                                               2006            2005            2004            2003            2002
                                                -----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ..........      $   2.50        $   2.42        $   2.25        $   1.90        $   2.17
                                                -----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ....................          0.13            0.12            0.11            0.13            0.13

 Net realized and unrealized gains (losses) .          0.08            0.11            0.21            0.38           (0.22)
                                                -----------------------------------------------------------------------------
Total from investment operations ............          0.21            0.23            0.32            0.51           (0.09)
                                                -----------------------------------------------------------------------------
Less distributions from:

 Net investment income ......................         (0.13)          (0.14)          (0.14)          (0.15)          (0.16)

 Net realized gains .........................         (0.01)          (0.01)          (0.01)          (0.01)          (0.02)
                                                -----------------------------------------------------------------------------
Total distributions .........................         (0.14)          (0.15)          (0.15)          (0.16)          (0.18)
                                                -----------------------------------------------------------------------------
Redemption fees .............................            -- c            -- c            -- c            --              --
                                                -----------------------------------------------------------------------------
Net asset value, end of year ................      $   2.57        $   2.50        $   2.42        $   2.25        $   1.90
                                                =============================================================================

Total return b ..............................          9.17%           9.90%          14.90%          27.51%          (4.66)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .............      $459,302        $493,063        $511,471        $495,004        $430,226

Ratios to average net assets:

 Expenses ...................................          1.14% d         1.15% d         1.18%           1.23%           1.22%

 Net investment income ......................          5.11%           5.04%           4.61%           6.13%           6.15%

Portfolio turnover rate .....................         28.35%          28.51%          31.90%          48.36%          51.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d Benefit of waiver and payment by affiliate and expense reduction rounds to less than 0.01%.



                                                -----------------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS C                                                2006            2005            2004            2003            2002
                                                -----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE

(for a share outstanding throughout the year)

Net asset value, beginning of year ..........   $      2.51     $      2.43      $     2.26      $     1.91      $     2.17
                                                -----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ....................          0.13            0.13            0.11            0.13            0.13

 Net realized and unrealized gains (losses) .          0.09            0.10            0.21            0.38           (0.21)
                                                -----------------------------------------------------------------------------
Total from investment operations ............          0.22            0.23            0.32            0.51           (0.08)
                                                -----------------------------------------------------------------------------
Less distributions from:

 Net investment income ......................         (0.13)          (0.14)          (0.14)          (0.15)          (0.16)

 Net realized gains .........................         (0.01)          (0.01)          (0.01)          (0.01)          (0.02)
                                                -----------------------------------------------------------------------------
Total distributions .........................         (0.14)          (0.15)          (0.15)          (0.16)          (0.18)
                                                -----------------------------------------------------------------------------
Redemption fees .............................            -- c            -- c            -- c            --              --
                                                -----------------------------------------------------------------------------
Net asset value, end of year ................   $      2.59     $      2.51      $     2.43      $     2.26      $     1.91
                                                =============================================================================

Total return b ..............................          9.56%           9.84%          14.85%          27.37%          (4.64)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .............   $12,138,969     $10,113,365      $6,616,891      $3,764,372      $1,545,377
Ratios to average net assets:

 Expenses ...................................          1.14% d         1.15% d         1.18%           1.24%           1.21%

 Net investment income ......................          5.11%           5.04%           4.61%           6.12%           6.21%

Portfolio turnover rate .....................         28.35%          28.51%          31.90%          48.36%          51.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d Benefit of waiver and payment by affiliate and expense reduction rounds to less than 0.01%.



                                                   --------------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS R                                                2006            2005            2004            2003           2002 e
                                                   --------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ..........       $  2.48        $   2.40         $  2.23         $  1.89          $ 2.18
                                                   --------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ....................          0.13            0.13            0.11            0.13            0.10

 Net realized and unrealized gains (losses) .          0.09            0.10            0.22            0.37           (0.27)
                                                   --------------------------------------------------------------------------
Total from investment operations ............          0.22            0.23            0.33            0.50           (0.17)
                                                   --------------------------------------------------------------------------
Less distributions from:

 Net investment income .......................        (0.14)          (0.14)          (0.15)          (0.15)          (0.12)

 Net realized gains ..........................        (0.01)          (0.01)          (0.01)          (0.01)             --
                                                   --------------------------------------------------------------------------
Total distributions .........................         (0.15)          (0.15)          (0.16)          (0.16)          (0.12)
                                                   --------------------------------------------------------------------------
Redemption fees .............................            -- c            -- c            -- c            --              --
                                                   --------------------------------------------------------------------------
Net asset value, end of year ................      $   2.55        $   2.48         $  2.40         $  2.23          $ 1.89
                                                   ==========================================================================

Total return b ..............................          9.43%          10.15%          15.25%          27.31%          (8.34)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .............      $183,609        $122,222         $73,165         $36,417          $6,350

Ratios to average net assets:

 Expenses ...................................          0.99% d         1.00% d         1.03%           1.08%           1.07% f

 Net investment income ......................          5.26%           5.19%           4.76%           6.28%           6.77% f

Portfolio turnover rate .....................         28.35%          28.51%          31.90%          48.36%          51.16%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable, and is not annualized for periods less than one year.

c     Amount rounds to less than $0.01 per share.

d Benefit of waiver and payment by affiliate and expense reduction rounds to less than 0.01%.

e     For the period January 1, 2002 (effective date) to September 30, 2002.

f     Annualized.



                                                 ----------------------------------------------------------------------------
                                                                         YEAR ENDED SEPTEMBER 30,
ADVISOR CLASS                                          2006            2005            2004            2003            2002
                                                 ----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ..........    $    2.49       $     2.41        $   2.24         $  1.89         $  2.16
                                                 ----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ....................          0.14            0.14            0.12            0.14            0.14

 Net realized and unrealized gains (losses) .          0.09            0.11            0.22            0.38           (0.22)
                                                 ----------------------------------------------------------------------------
Total from investment operations ............          0.23            0.25            0.34            0.52           (0.08)
                                                 ----------------------------------------------------------------------------
Less distributions from:

 Net investment income ......................         (0.15)          (0.16)          (0.16)          (0.16)          (0.17)

 Net realized gains .........................         (0.01)          (0.01)          (0.01)          (0.01)          (0.02)
                                                 ----------------------------------------------------------------------------
Total distributions .........................         (0.16)          (0.17)          (0.17)          (0.17)          (0.19)
                                                 ----------------------------------------------------------------------------
Redemption fees .............................            -- b            -- b            -- b            --              --
                                                 ----------------------------------------------------------------------------
Net asset value, end of year ................    $     2.56      $     2.49        $   2.41         $  2.24         $  1.89
                                                 ============================================================================

Total return ................................          9.94%          10.65%          15.74%          28.47%          (4.50)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) .............    $3,786,643      $2,280,318        $901,149         $95,009         $30,737

Ratios to average net assets:

 Expenses ...................................          0.49% c         0.50% c         0.53%           0.58%           0.57%

 Net investment income ......................          5.76%           5.69%           5.26%           6.78%           6.85%

Portfolio turnover rate .....................         28.35%          28.51%          31.90%          48.36%          51.16%


a     Based on average daily shares outstanding.

b     Amount rounds to less than $0.01 per share.

c Benefit of waiver and payment by affiliate and expense reduction rounds to less than 0.01%.



FRANKLIN UTILITIES FUND

GOALS AND STRATEGIES

GOALS

The Fund's investment goals are capital appreciation and current income.

MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests at least 80% of its net assets in the securities of public utilities companies. These are companies that provide electricity, natural gas, water, and communications services to the public and companies that provide services to public utilities companies. Shareholders will be given 60 days' advance notice of any change to the 80% policy regarding investment in securities of public utilities companies. The Fund concentrates (invests more than 25% of its total assets) in companies operating in the utilities industry.

[Begin callout]
The Fund normally invests most of its assets in securities of public utilities companies.
[End callout]

The Fund invests primarily in equity securities. An equity security, or stock, represents a proportionate share of the ownership of a company; its value is based on the success of the company's business and the value of its assets, as well as general market conditions. Common stocks, preferred stocks and convertible securities are examples of equity securities. Convertible securities generally are debt securities or preferred stock that may be converted into common stock after certain time periods or under certain circumstances.

The Fund may invest up to 25% of its assets in debt securities. Debt securities represent an obligation of the issuer to repay a loan of money to it and generally provide for the payment of interest. These include bonds, notes and debentures. The Fund generally buys "investment grade" debt securities. However, the Fund may invest a portion of its assets in debt securities that are rated below investment grade, sometimes called "junk bonds."

TEMPORARY INVESTMENTS

When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include short-term U.S. government securities, high grade commercial paper, bank obligations, repurchase agreements, money market fund shares and other money market instruments. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goals.

MAIN RISKS

UTILITIES INDUSTRY

The Fund's performance is closely tied to conditions affecting the public utilities industry. These conditions may change rapidly. Utility company securities, which are generally bought for their dividend yield, have been historically sensitive to interest rate movements: when interest rates rise, the stock prices of these companies tend to fall. However, regulatory changes in certain states have led to greater competition in the industry and the emergence of non-regulated providers as a significant part of the industry. While regulated providers tend to have regulated returns, non-regulated providers' returns are not regulated and generally are more volatile. These developments have reduced stability of cash flows in those states with non-regulated providers could impact the short-term earnings potential of some in this industry. These trends have also made shares of some utility companies less sensitive to interest rate changes but more sensitive to changes in revenue and earnings and caused them to reduce the ratio of their earnings they pay out as dividends.

In addition, the industry is subject to a variety of risks specific to this industry: utilities often find it difficult to obtain adequate returns on invested capital in spite of rate increases or because rate increases become increasingly difficult to obtain; they may face difficulty in financing large construction programs during inflationary and rising interest rate periods; utilities are subject to many restrictions on operations and increased costs due to environmental and safety regulations; utilities may face difficulties in obtaining fuel for electric generation at reasonable prices; utilities may face risks associated with the operation of nuclear power plants; utilities may face greater demands in providing reliable service with the increasing complexity of the power grid; utilities also may be subject to adverse effects of the results of energy conservation programs as well as other factors affecting the level of demand for services. State and other regulators monitor and control utility revenues and costs, and therefore may limit utility profits and dividends paid to investors. Regulatory authorities also may restrict a utility company's access to new markets, thereby diminishing the company's long-term prospects.

[Begin callout]
Utility company securities are sensitive to interest rate movements: when interest rates rise, the stock prices of these companies tend to fall. Because the securities the Fund holds fluctuate in price, the value of your investment in the Fund will go up and down. You could lose money.
[End callout]

STOCKS

Stocks historically have outperformed other types of investments over the long term. Individual stock prices, however, tend to go up and down more dramatically. These price movements may result from factors affecting individual companies or industries, or the securities market as a whole. A slower-growth or recessionary economic environment could have an adverse effect on the price of the various stocks held by the Fund.

INTEREST RATE

When interest rates rise, debt security prices fall. The opposite is also true: debt security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to changes in interest rates. The values of equity securities of regulated providers in the utilities industry may respond in a similar fashion to changes in interest rates.

INCOME

Since the Fund can only distribute what it earns, the Fund's distributions to its shareholders may decline when interest rates fall.

FOREIGN SECURITIES

Investing in foreign securities typically involves more risks than investing in U.S. securities. Certain of these risks also may apply to securities of U.S. companies with significant foreign operations. These risks can increase the potential for losses in the Fund and affect its share price.

CURRENCY EXCHANGE RATES. Foreign securities may be issued and traded in foreign currencies. As a result, their values may be affected by changes in exchange rates between foreign currencies and the U.S. dollar, as well as between currencies of countries other than the U.S. For example, if the value of the U.S. dollar goes up compared to a foreign currency, an investment traded in that foreign currency will go down in value because it will be worth fewer U.S. dollars.

POLITICAL AND ECONOMIC DEVELOPMENTS. The political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S. Investments in these countries may be subject to the risks of internal and external conflicts, currency devaluations, foreign ownership limitations and tax increases. It is possible that a government may take over the assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund's investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund's investments.

TRADING PRACTICES. Brokerage commissions and other fees generally are higher for foreign securities. Government supervision and regulation of foreign stock exchanges, currency markets, trading systems and brokers may be less than in the U.S. The procedures and rules governing foreign transactions and custody (holding of the Fund's assets) also may involve delays in payment, delivery or recovery of money or investments.

AVAILABILITY OF INFORMATION. Foreign companies may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. companies. Thus, there may be less information publicly available about foreign companies than about most U.S. companies.

LIMITED MARKETS. Certain foreign securities may be less liquid (harder to sell) and more volatile than many U.S. securities. This means the Fund may at times be unable to sell foreign securities at favorable prices.

More detailed information about the Fund, its policies and risks can be found in the Fund's Statement of Additional Information (SAI).

A description of the Fund's policies and procedures regarding the release of portfolio holdings information is also available in the Fund's SAI.
Portfolio holdings information can be viewed online at franklintempleton.com.

[Begin callout]
Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.
[End callout]

PERFORMANCE

This bar chart and table show the volatility of the Fund's returns, which is one indicator of the risks of investing in the Fund. The bar chart shows changes in the Fund's returns from year to year over the past 10 calendar years. The table shows how the Fund's average annual total returns compare to those of a broad-based securities market index. Of course, past performance (before or after taxes) cannot predict or guarantee future results. All Fund performance assumes reinvestment of dividends and capital gains.

CLASS A ANNUAL TOTAL RETURNS(1)

[Insert bar graph]


24.90% 7.57% -15.00% 41.61% -8.09% -10.48% 19.30% 23.14% 10.74%  23.89%
------------------------------------------------------------------------
97     98    99      00     01     02      03     04     05      06
                                 YEAR


Best Quarter:                             Q3 '00     26.73%
Worst Quarter:                            Q3 '02     -11.94%



AVERAGE ANNUAL TOTAL RETURNS
For the periods ended December 31, 2006

                                     1 YEAR  5 YEARS  10 YEARS
----------------------------------------------------------------
Franklin Utilities Fund - Class A(2)
Return Before Taxes                  18.65%   11.56%    9.89%
Return After Taxes on Distributions  17.46%   10.38%    7.94%
Return After Taxes on Distributions
and Sale of Fund Shares              13.47%    9.54%    7.51%
S&P 500(R) Index(3)                  15.78%    6.19%    8.42%
S&P 500(R) Utilities Index(4)        20.99%    9.20%    8.24%
(indices reflect no deduction for
fees, expenses, or taxes)

                                                         SINCE
                                                       INCEPTION
                                     1 YEAR  5 YEARS    (1/1/99)
----------------------------------------------------------------
Franklin Utilities Fund - Class B(2) 19.20%   11.69%    8.49%
S&P 500(R) Index(3)                  15.78%    6.19%    3.42%
S&P 500(R) Utilities Index(4)        20.99%    9.20%    5.56%


                                     1 YEAR  5 YEARS  10 YEARS
----------------------------------------------------------------
Franklin Utilities Fund - Class C(2) 22.17%   11.96%    9.81%
S&P 500(R) Index(3)                  15.78%    6.19%    8.42%
S&P 500(R) Utilities Index(4)        20.99%    9.20%    8.24%

                                     1 YEAR  5 YEARS  10 YEARS
----------------------------------------------------------------
Franklin Utilities Fund - Class      23.37%   12.13%    9.94%
R(2,5)
S&P 500(R) Index(3)                  15.78%    6.19%    8.42%
S&P 500(R) Utilities Index(4)        20.99%    9.20%    8.24%

                                     1 YEAR  5 YEARS  10 YEARS
----------------------------------------------------------------
Franklin Utilities Fund - Advisor    23.97%   12.69%   10.64%
Class(6)
S&P 500(R) Index(3)                  15.78%    6.19%    8.42%
S&P 500(R) Utilities Index(4)        20.99%    9.20%    8.24%


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your particular tax situation and may differ from those shown.

These after-tax return figures do not apply to you if you hold your Fund shares through a tax-deferred arrangement such as a 401(k) plan or individual retirement account. The Fund's past performance, before and after taxes, is not necessarily an indication of how it will perform in the future.

After-tax returns are shown only for Class A; after-tax returns for other classes of shares will vary.

1. Figures do not reflect sales charges. If they did, returns would be lower.
2. Figures reflect sales charges.


3. Source: Standard & Poor's Micropal. The unmanaged S&P 500(R) Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. Each stock's weight in the index is proportionate to its market value. The S&P 500 includes reinvested dividends and is one of the most widely used benchmarks of U.S. equity performance. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
4. Source: Standard & Poor's Micropal. The unmanaged S&P 500(R) Utilities Index is a market capitalization-weighted index consisting of all utility stocks in the S&P 500 Index. It includes reinvested dividends. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
5. Effective January 1, 2002, the Fund began offering Class R shares, which do not have initial sales charges. Performance quotations for this class reflect the following methods of calculation: (a) for periods prior to January 1, 2002, a restated figure is used based on the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge, reflecting the Rule 12b-1 rate differential between Class A and R; and (b) for periods after January 1, 2002, actual Class R performance is used reflecting all charges and fees applicable to that class.
6. Effective January 1, 1997, the Fund began offering Advisor Class shares, which do not have sales charges or a Rule 12b-1 plan. Performance quotations for this class reflect the following methods of calculation: (a) for periods prior to January 1, 1997, a restated figure is used based on the Fund's Class
A performance, excluding the effect of Class A's maximum initial sales charge but reflecting the effect of the Class A Rule 12b-1 fees; and (b) for periods after January 1, 1997, actual Advisor Class performance is used reflecting all charges and fees applicable to that class.


FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.


SHAREHOLDER FEES                    (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                                                                ADVISOR
                             CLASS A  CLASS    CLASS C  CLASS   R CLASS
                                      B(4)
----------------------------------------------------------------------
Maximum sales charge (load)
as a percentage of offering  4.25%(2) 4.00%    1.00%    None    None
price
  Load imposed on purchases  4.25%(2) None     None     None    None
  Maximum deferred sales
charge (load)                None(3)  4.00%(5) 1.00%    None    None
Redemption fee on shares
sold within 7 calendar days
following their purchase     2.00%    2.00%    2.00%    2.00%   2.00%
date(1)

Please see "Choosing a Share Class" on page 95 for an explanation of how and when these sales charges apply.

ANNUAL FUND OPERATING EXPENSES      (EXPENSES DEDUCTED FROM FUND ASSETS)

                                                                ADVISOR
                             CLASS A CLASS    CLASS C   CLASS   R CLASS
                                     B(4)
----------------------------------------------------------------------
Management fees              0.46%    0.46%    0.46%    0.46%   0.46%
Distribution and service
(12b-1) fees                 0.15%    0.65%    0.64%    0.50%   None
Other expenses               0.15%    0.15%    0.15%    0.15%   0.15%
                             -----------------------------------------
Total annual Fund operating
expenses                     0.76%    1.26%    1.25%    1.11%   0.61%
                             =========================================

1. The redemption fee is calculated as a percentage of the amount redeemed (using standard rounding criteria), and may be charged when you sell or exchange your shares or if your shares are involuntarily redeemed. The fee is retained by the Fund and generally withheld from redemption proceeds. For more details, see "Redemption Fee" section.
2. The dollar amount of the sales charge is the difference between the offering price of the shares purchased (which factors in the applicable sales charge in this table) and the net asset value of those shares. Since the offering price is calculated to two decimal places using standard rounding criteria, the number of shares purchased and the dollar amount of the sales charge as a percentage of the offering price and of your net investment may be higher or lower depending on whether there was a downward or upward rounding.
3. There is a 1% contingent deferred sales charge that applies to investments of $1 million or more (see page 100) and purchases by certain retirement plans without an initial sales charge.
4. New or additional investments into Class B are no longer permitted. Existing shareholders of Class B shares may continue as Class B shareholders, continue to reinvest dividends into Class B shares and exchange their Class B shares for Class B shares of other Franklin Templeton funds as permitted by the current exchange privileges.
5. Declines to zero after six years.


EXAMPLE

This example can help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes:

o  You invest $10,000 for the periods shown;
o  Your investment has a 5% return each year; and
o  The Fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:


                             1 YEAR  3 YEARS  5 YEARS 10 YEARS
----------------------------------------------------------------
If you sell your shares at
the end of the period:
CLASS A                      $499(1) $658     $829    $1,327
CLASS B                      $528    $700     $892    $1,384(2)
CLASS C                      $227    $397     $686    $1,511
CLASS R                      $213    $353     $612    $1,352
ADVISOR CLASS                $62     $195     $340    $762
If you do not sell your
shares:
CLASS B                      $128    $400     $692    $1,384(2)
CLASS C                      $127    $397     $686    $1,511


1. Assumes a contingent deferred sales charge (CDSC) will not apply.
2. Assumes conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.


MANAGEMENT


Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage over $552 billion in assets.


The Fund is managed by a team of dedicated professionals focused on investments in public utilities companies. The portfolio managers of the team are as follows:

JOHN KOHLI CFA, VICE PRESIDENT OF ADVISERS
Mr. Kohli has been a manager of the Fund since 1998. He has primary responsibility for the investments of the Fund. He has final authority over all aspects of the Fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated management requirements. The degree to which he may perform these functions, and the nature of these functions, may change from time to time. He joined Franklin Templeton Investments in 1992.

MATTHEW SMITH CFA, RESEARCH ANALYST OF ADVISERS
Mr. Smith has been a manager of the Fund since 2004, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. He joined Franklin Templeton Investments in 2002.


The Fund's SAI provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended September 30, 2006, the Fund paid 0.46% of its average monthly net assets to the manager for managing the Fund's assets.

A discussion regarding the basis for the board of directors approving the investment advisory contract of the Fund is available in the Fund's semiannual report to shareholders for the six-month period ended March 31.


FINANCIAL HIGHLIGHTS

This table presents the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund assuming reinvestment of dividends and capital gains. This information has been derived from the financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, are included in the annual report, which is available upon request.


                                                   ----------------------------------------------------------------------------
                                                                            YEAR ENDED SEPTEMBER 30,
CLASS A                                                  2006            2005            2004            2003            2002
                                                   ----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............    $    12.59      $    10.16       $    8.80       $    7.96      $    10.02
                                                   ----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................          0.43            0.45            0.43            0.42            0.46

 Net realized and unrealized gains (losses) ...          0.37            2.42            1.33            0.85           (1.60)
                                                   ----------------------------------------------------------------------------
Total from investment operations ..............          0.80            2.87            1.76            1.27           (1.14)
                                                   ----------------------------------------------------------------------------
Less distributions from:

 Net investment income ........................         (0.41)          (0.44)          (0.40)          (0.43)          (0.45)

 Net realized gains ...........................         (0.09)             --              --              --           (0.47)
                                                   ----------------------------------------------------------------------------
Total distributions ...........................         (0.50)          (0.44)          (0.40)          (0.43)          (0.92)
                                                   ----------------------------------------------------------------------------
Redemption fees ...............................            -- c            -- c            -- c            --              --
                                                   ----------------------------------------------------------------------------
Net asset value, end of year ..................    $    12.89      $    12.59      $    10.16       $    8.80       $    7.96
                                                   ============================================================================

Total return b ................................          6.69%          28.81%          20.40%          16.38%         (12.49)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............    $1,926,732      $1,986,034      $1,450,832      $1,259,886      $1,090,216

Ratios to average net assets:

 Expenses .....................................          0.76% d         0.78% d         0.80%           0.83%           0.80%

 Net investment income ........................          3.54%           3.92%           4.49%           5.00%           4.87%

Portfolio turnover rate .......................          7.97%          13.53%          16.13%          25.81%          30.60%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.



                                                   ----------------------------------------------------------------------------
                                                                            YEAR ENDED SEPTEMBER 30,
CLASS B                                                  2006            2005            2004            2003            2002
                                                   ----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............      $  12.57        $  10.15         $  8.80         $  7.97         $ 10.02
                                                   ----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................          0.37            0.39            0.38            0.37            0.41

 Net realized and unrealized gains (losses) ...          0.38            2.42            1.33            0.85           (1.58)
                                                   ----------------------------------------------------------------------------
Total from investment operations ..............          0.75            2.81            1.71            1.22           (1.17)
                                                   ----------------------------------------------------------------------------
Less distributions from:

 Net investment income ........................         (0.35)          (0.39)          (0.36)          (0.39)          (0.41)

 Net realized gains ...........................         (0.09)             --              --              --           (0.47)
                                                   ----------------------------------------------------------------------------
Total distributions ...........................         (0.44)          (0.39)          (0.36)          (0.39)          (0.88)
                                                   ----------------------------------------------------------------------------
Redemption fees ...............................            -- c            -- c            -- c            --              --
                                                   ----------------------------------------------------------------------------
Net asset value, end of year ..................      $  12.88        $  12.57        $  10.15         $  8.80         $  7.97
                                                   ============================================================================

Total return b ................................          6.25%          28.11%          19.71%          15.88%         (12.88)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............      $133,824        $154,277        $127,105         $95,321         $32,802

Ratios to average net assets:

 Expenses .....................................          1.26% d         1.28% d         1.30%           1.34%           1.31%

 Net investment income ........................          3.04%           3.42%           3.99%           4.49%           4.44%

Portfolio turnover rate .......................          7.97%          13.53%          16.13%          25.81%          30.60%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.


                                                   ----------------------------------------------------------------------------
                                                                             YEAR ENDED SEPTEMBER 30,
CLASS C                                                  2006            2005            2004            2003            2002
                                                   ----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............      $  12.55        $  10.13        $   8.78        $   7.95         $ 10.01
                                                   ----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................          0.37            0.39            0.38            0.36            0.41

 Net realized and unrealized gains (losses) ...          0.37            2.42            1.33            0.86           (1.59)
                                                   ----------------------------------------------------------------------------
Total from investment operations ..............          0.74            2.81            1.71            1.22           (1.18)
                                                   ----------------------------------------------------------------------------
Less distributions from:

 Net investment income ........................         (0.35)          (0.39)          (0.36)          (0.39)          (0.41)

 Net realized gains ...........................         (0.09)             --              --              --           (0.47)
                                                   ----------------------------------------------------------------------------
Total distributions ...........................         (0.44)          (0.39)          (0.36)          (0.39)          (0.88)
                                                   ----------------------------------------------------------------------------
Redemption fees ...............................            -- c            -- c            -- c            --              --
                                                   ----------------------------------------------------------------------------
Net asset value, end of year ..................      $  12.85        $  12.55        $  10.13        $   8.78         $  7.95
                                                   ============================================================================

Total return b ................................          6.19%          28.16%          19.76%          15.77%         (12.90)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............      $391,509        $435,714        $283,747        $222,030         $67,428

Ratios to average net assets:

 Expenses .....................................          1.25% d         1.28% d         1.30%           1.34%           1.29%

 Net investment income ........................          3.05%           3.42%           3.99%           4.49%           4.43%

Portfolio turnover rate .......................          7.97%          13.53%          16.13%          25.81%          30.60%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.



                                                   ----------------------------------------------------------------------------
                                                                              YEAR ENDED SEPTEMBER 30,
CLASS R                                                  2006            2005            2004            2003          2002 e
                                                   ----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............       $ 12.57         $ 10.15          $ 8.79          $ 7.96         $  9.81
                                                   ----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................          0.39            0.43            0.39            0.37            0.32

 Net realized and unrealized gains (losses) ...          0.36            2.40            1.34            0.86           (1.85)
                                                   ----------------------------------------------------------------------------
Total from investment operations ..............          0.75            2.83            1.73            1.23           (1.53)
                                                   ----------------------------------------------------------------------------
Less distributions from:

 Net investment income ........................         (0.37)          (0.41)          (0.37)          (0.40)          (0.32)

 Net realized gains ...........................         (0.09)             --              --              --              --
                                                   ----------------------------------------------------------------------------
Total distributions ...........................         (0.46)          (0.41)          (0.37)          (0.40)          (0.32)
                                                   ----------------------------------------------------------------------------
Redemption fees ...............................            -- c            -- c            -- c            --              --
                                                   ----------------------------------------------------------------------------
Net asset value, end of year ..................       $ 12.86         $ 12.57          $10.15          $ 8.79         $  7.96
                                                   ============================================================================

Total return b ................................          6.29%          28.35%          20.02%          15.96%         (16.01)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............       $27,736         $14,649          $1,590          $1,142         $   142

Ratios to average net assets:

 Expenses .....................................          1.11% d         1.13% d         1.15%           1.19%           1.16% f

 Net investment income ........................          3.19%           3.57%           4.14%           4.64%           4.82% f

Portfolio turnover rate .......................          7.97%          13.53%          16.13%          25.81%          30.60%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable, and is not annualized for periods less than one year.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.

e     For the period January 1, 2002 (effective date) to September 30, 2002.

f     Annualized.



                                                   ----------------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
ADVISOR CLASS                                            2006            2005            2004            2003            2002
                                                   ----------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............      $  12.64        $  10.20         $  8.84         $  7.99         $ 10.05
                                                   ----------------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................          0.45            0.48            0.44            0.42            0.47

 Net realized and unrealized gains (losses) ...          0.38            2.42            1.34            0.87           (1.60)
                                                   ----------------------------------------------------------------------------
Total from investment operations ..............          0.83            2.90            1.78            1.29           (1.13)
                                                   ----------------------------------------------------------------------------
Less distributions from:

 Net investment income ........................         (0.43)          (0.46)          (0.42)          (0.44)          (0.46)

 Net realized gains ...........................         (0.09)             --              --              --           (0.47)
                                                   ----------------------------------------------------------------------------
Total distributions ...........................         (0.52)          (0.46)          (0.42)          (0.44)          (0.93)
                                                   ----------------------------------------------------------------------------
Redemption fees ...............................            -- b            -- b            -- b            --              --
                                                   ----------------------------------------------------------------------------
Net asset value, end of year ..................      $  12.95        $  12.64         $ 10.20         $  8.84         $  7.99
                                                   ============================================================================

Total return ..................................          6.88%          29.00%          20.48%          16.61%         (12.32)%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............      $103,041        $110,249         $51,586         $47,167         $15,664

Ratios to average net assets:

 Expenses .....................................          0.61% c         0.63% c         0.65%           0.69%           0.66%

 Net investment income ........................          3.69%           4.07%           4.64%           5.14%           5.07%

Portfolio turnover rate .......................          7.97%          13.53%          16.13%          25.81%          30.60%


a     Based on average daily shares outstanding.

b     Amount rounds to less than $0.01 per share.

c     Benefit of expense reduction rounds to less than 0.01%.


FRANKLIN U.S. GOVERNMENT SECURITIES FUND

GOAL AND STRATEGIES

GOAL

The Fund's investment goal is income.

MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Fund invests at least 80% of its net assets in U.S. government securities. Shareholders will be given 60 days' advance notice of any change to the 80% policy regarding investment in U.S. government securities. The Fund presently invests substantially all of its assets in Government National Mortgage Association obligations (Ginnie Maes).

Ginnie Maes represent an ownership interest in mortgage loans made by banks and other financial institutions to finance purchases of homes. The mortgage loans may have either fixed or adjustable interest rates. Individual loans are packaged or "pooled" together for sale to investors such as the Fund. As the underlying mortgage loans are paid off, investors receive principal and interest payments.

[Begin callout]
The Fund invests substantially all of its assets in Ginnie Maes.
[End callout]

Ginnie Maes carry a guarantee as to the timely repayment of principal and interest that is backed by the full faith and credit of the U.S. government. The guarantee does not apply to the market prices and yields of the Ginnie Maes or to the net asset value or performance of the Fund, which will vary with changes in interest rates and other market conditions.

The Fund may also invest in other U.S. government securities, which are backed by the full faith and credit of the U.S. government, such as U.S. Treasury STRIPS, bills, bonds and notes. The Fund's short-term investments include short-term government securities and cash. The Fund may also invest in repurchase agreements collateralized by U.S. government securities.

TEMPORARY INVESTMENTS

When the manager believes market or economic conditions are unfavorable for investors, the manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include short-term U.S. government securities, high grade commercial paper, bank obligations, repurchase agreements, money market fund shares and other money market instruments. The manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.

MAIN RISKS

GINNIE MAES

Ginnie Maes differ from conventional corporate debt securities because principal is paid back monthly over the life of the security rather than at maturity. The Fund may receive unscheduled prepayments of principal due to voluntary prepayments, refinancing or foreclosure on the underlying mortgage loans. During periods of declining interest rates, the volume of principal prepayments generally increases as borrowers refinance their mortgages at lower rates. The Fund may be forced to reinvest returned principal at lower interest rates, reducing the Fund's income. For this reason, Ginnie Maes may be less effective than some other types of securities as a means of "locking in" long-term interest rates and may have less potential for capital appreciation during periods of falling interest rates than some other investments with similar maturities. A reduction in the anticipated rate of principal prepayments, especially during periods of rising interest rates, may increase the effective maturity of Ginnie Maes, making them more susceptible than some other debt securities to a decline in market value when interest rates rise. This could increase the volatility of the Fund's performance and share price.

[Begin callout]
Changes in interest rates affect the prices of the Fund's debt securities. If rates rise, the value of the Fund's debt securities will fall and so too will the Fund's share price. If rates fall, mortgage holders may refinance their mortgage loans at lower interest rates, which may reduce the Fund's income and yield. You could lose money.
[End callout]

INTEREST RATE

When interest rates rise, debt security prices fall. While the opposite is also true, that debt security prices rise when interest rates fall, this may be less true for Ginnie Maes since homeowners may refinance their mortgages when interest rates fall, thus limiting the potential of the Ginnie Maes to appreciate in value. In general, securities with longer maturities are more sensitive to these interest rate changes.

INCOME

Since the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when interest rates fall. In addition, any increase in the Fund's distributions will lag increases in interest rates.

More detailed information about the Fund, its policies and risks can be found in the Fund's Statement of Additional Information (SAI).

A description of the Fund's policies and procedures regarding the release of portfolio holdings information is also available in the Fund's SAI.
Portfolio holdings information can be viewed online at franklintempleton.com.

[Begin callout]
Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Mutual fund shares involve investment risks, including the possible loss of principal.
[End callout]

PERFORMANCE

This bar chart and table show the volatility of the Fund's returns, which is one indicator of the risks of investing in the Fund. The bar chart shows changes in the Fund's returns from year to year over the past 10 calendar years. The table shows how the Fund's average annual total returns compare to those of a broad-based securities market index. Of course, past performance (before or after taxes) cannot predict or guarantee future results. All Fund performance assumes reinvestment of dividends and capital gains.


CLASS A ANNUAL TOTAL RETURNS(1)

[Insert bar graph]


9.46%  6.61%  0.82%  10.56%  7.67%  8.58%  1.78%  3.80%  2.77%  3.69%
----------------------------------------------------------------------
97     98     99     00      01     02     03     04     05     06
                               YEAR



Best Quarter:                             Q3 '01     3.87%
Worst Quarter:                            Q2 '04     -0.95%



AVERAGE ANNUAL TOTAL RETURNS
For the periods ended December 31, 2006

                                           1 YEAR 5 YEARS 10 YEARS
-------------------------------------------------------------------
Franklin U.S. Government Securities Fund
- Class A(2)
Return Before Taxes                        -0.73%   3.21%   5.07%
Return After Taxes on Distributions        -2.45%   1.30%   2.75%
Return After Taxes on Distributions and
Sale of Fund Shares                        -0.51%   1.59%   2.87%
Lehman Brothers U.S. Government             3.84%   3.92%   5.48%
Intermediate Index(3)
Lipper GNMA Funds Classification            3.72%   3.91%   5.20%
Average(4)
(index reflects no deduction for fees,
expenses, or taxes)

                                                            SINCE
                                                          INCEPTION
                                          1 YEAR  5 YEARS  (1/1/99)
-------------------------------------------------------------------
Franklin U.S. Government Securities
Fund - Class B(2)                        -0.78%    3.23%   4.35%
Lehman Brothers U.S. Government
Intermediate Index(3)                     3.84%    3.92%   4.83%
Lipper GNMA Funds Classification          3.72%    3.91%   4.36%
Average(4)

                                          1 YEAR  5 YEARS 10 YEARS
-------------------------------------------------------------------
Franklin U.S. Government Securities
Fund - Class C(2)                         2.19%    3.57%   4.96%
Lehman Brothers U.S. Government
Intermediate Index(3)                     3.84%    3.92%   5.48%
Lipper GNMA Funds Classification          3.72%    3.91%   5.20%
Average(4)


                                         1 YEAR   5 YEARS  10 YEARS
-------------------------------------------------------------------
Franklin U.S. Government Securities       3.46%   3.72%    5.09%
Fund - Class R(2,5)
Lehman Brothers U.S. Government
Intermediate Index(3)                     3.84%   3.92%    5.48%
Lipper GNMA Funds Classification          3.72%   3.91%    5.20%
Average(4)

                                          1 YEAR  5 YEARS 10 YEARS
-------------------------------------------------------------------
Franklin U.S. Government Securities
Fund - Advisor Class(6)                   3.97%    4.25%   5.70%
Lehman Brothers U.S. Government
Intermediate Index(2)                     3.84%    3.92%   5.48%
Lipper GNMA Funds Classification          3.72%    3.91%   5.20%
Average(4)


After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns depend on your particular tax situation and may differ from those shown.

These after-tax return figures do not apply to you if you hold your Fund shares through a tax-deferred arrangement such as a 401(k) plan or individual retirement account. The Fund's past performance, before and after taxes, is not necessarily an indication of how it will perform in the future.

After-tax returns are shown only for Class A; after-tax returns for other classes of shares will vary.

1. Figures do not reflect sales charges. If they did, returns would be lower.
2. Figures reflect sales charges.


3. Source: Standard & Poor's Micropal. The unmanaged Lehman Brothers U.S. Government Intermediate Index includes securities issued debt of U.S. governmental agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. government. All issues included must have one to ten years to final maturity and must be rated investment grade (Baa3 or better) by Moody's Investor Service. They must also be dollar denominated and nonconvertible. Total return includes price appreciation/depreciation and income as a percentage of the original investment. The index is rebalanced monthly by market capitalization. It includes reinvested dividends. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
4. Source: Standard & Poor's Micropal. The unmanaged Lipper GNMA Funds Classification Average is calculated by averaging the total returns for all funds within the Lipper GNMA Funds classification in the Lipper Open-End underlying funds universe for the period indicated. Lipper GNMA Funds are defined as funds that invest primarily in Government National Mortgage Association securities. For the 12-month period ended 9/30/06, there were 62 funds in this category. Lipper calculations do not include sales charges or expense subsidization by a fund's manager. The Fund's performance relative to the average may have differed if these or other factors had been considered. It includes reinvested dividends. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.
5. Effective January 1, 2002, the Fund began offering Class R shares, which do not have initial sales charges. Performance quotations for this class reflect the following methods of calculation: (a) for periods prior to January 1, 2002, a restated figure is used based on the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge, reflecting the Rule 12b-1 rate differential between Class A and R; and (b) for periods after January 1, 2002, actual Class R performance is used reflecting all charges and fees applicable to that class.
6. Effective January 1, 1997, the Fund began offering Advisor Class shares, which do not have sales charges or a Rule 12b-1 plan. Performance quotations for this class reflect the following methods of calculation: (a) for periods prior to January 1, 1997, a restated figure is used based on the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge but reflecting the effect of the Class A Rule 12b-1 fees; and (b) for periods after January 1, 1997, actual Advisor Class performance is used reflecting all charges and fees applicable to that class.


FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES                    (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                                                   ADVISOR
                             CLASS A   CLASS B(4) CLASS C  CLASS R  CLASS
--------------------------------------------------------------------------
Maximum sales charge (load)
as a percentage of offering  4.25%(2)  4.00%      1.00%    None    None
price
  Load imposed on purchases  4.25%(2)  None       None     None    None
  Maximum deferred sales
charge (load)                None(3)   4.00%(5)   1.00%    None    None
Redemption fee on shares
sold within 7 calendar days
following their purchase     2.00%     2.00%      2.00%    2.00%   2.00%
date(1)

Please see "Choosing a Share Class" on page 95 for an explanation of how and when these sales charges apply.

ANNUAL FUND OPERATING EXPENSES      (EXPENSES DEDUCTED FROM FUND ASSETS)

                                                                  ADVISOR
                             CLASS A  CLASS B(4)  CLASS C  CLASS R  CLASS
-------------------------------------------------------------------------
Management fees(6)           0.45%    0.45%       0.45%    0.45%   0.45%
Distribution and service
(12b-1) fees                 0.13%    0.65%       0.64%    0.50%   None
Other expenses               0.15%    0.15%       0.15%    0.15%   0.15%
                             -------------------------------------------
Acquired fund fees and
expenses                     0.01%    0.01%       0.01%   0.01%   0.01%
                             -------------------------------------------
Total annual Fund operating
expenses(6)                  0.74%    1.26%       1.25%   1.11%   0.61%
                             -------------------------------------------
Management fee reduction(6)  -0.01%  -0.01%      -0.01%  -0.01%  -0.01%
                             -------------------------------------------
Net annual Fund operating
expenses(6,7)                0.73%    1.25%      1.24%    1.10%   0.60%
                             -------------------------------------------

1. The redemption fee is calculated as a percentage of the amount redeemed (using standard rounding criteria), and may be charged when you sell or exchange your shares or if your shares are involuntarily redeemed. The fee is retained by the Fund and generally withheld from redemption proceeds. For more details, see "Redemption Fee" section.
2. The dollar amount of the sales charge is the difference between the offering price of the shares purchased (which factors in the applicable sales charge in this table) and the net asset value of those shares. Since the offering price is calculated to two decimal places using standard rounding criteria, the number of shares purchased and the dollar amount of the sales charge as a percentage of the offering price and of your net investment may be higher or lower depending on whether there was a downward or upward rounding.
3. There is a 1% contingent deferred sales charge that applies to investments of $1 million or more (see page 100) and purchases by certain retirement plans without an initial sales charge.
4. New or additional investments into Class B are no longer permitted. Existing shareholders of Class B shares may continue as Class B shareholders, continue to reinvest dividends into Class B shares and exchange their Class B shares for Class B shares of other Franklin Templeton funds as permitted by the current exchange privileges.
5. Declines to zero after six years.
6. The manager had agreed in advance to reduce its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Directors and an exemptive order by the Securities and Exchange Commission.
7. Net annual Fund operating expenses differ from the ratio of expenses to average net assets shown in the Financial Highlights, which reflect the operating expenses of the Fund and do not include acquired fund fees and expenses.


EXAMPLE

This example can help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes:

o  You invest $10,000 for the periods shown;
o  Your investment has a 5% return each year; and
o  The Fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:


                             1 YEAR  3 YEARS  5 YEARS 10 YEARS
----------------------------------------------------------------
If you sell your shares at
the end of the period:
CLASS A                      $495(1) $645     $809    $1,281
CLASS B                      $526    $693     $881    $1,356(2)
CLASS C                      $225    $390     $676    $1,489
CLASS R                      $111    $347     $601    $1,329
ADVISOR CLASS                $60     $189     $329    $738
If you do not sell your
shares:
CLASS B                      $126    $393     $681    $1,356(2)
CLASS C                      $125    $390     $676    $1,489


1. Assumes a contingent deferred sales charge (CDSC) will not apply.
2. Assumes conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

MANAGEMENT


Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage over $552 billion in assets.


The Fund is managed by a team of dedicated professionals focused on investments in U.S. government securities. The portfolio managers of the team are as follows:

ROGER BAYSTON CFA, SENIOR VICE PRESIDENT OF ADVISERS
Mr. Bayston has been a manager of the Fund since 1993. He has primary responsibility for the investments of the Fund. He has final authority over all aspects of the Fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated management requirements. The degree to which he may perform these functions, and the nature of these functions, may change from time to time. He joined Franklin Templeton Investments in 1991.

JACK LEMEIN, EXECUTIVE VICE PRESIDENT OF ADVISERS
Mr. Lemein has been a manager of the Fund since 1984, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. He joined Franklin Templeton Investments in 1984.


PAUL VARUNOK, VICE PRESIDENT OF ADVISERS
Mr. Varunok has been a manager of the Fund since 2003, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. He joined Franklin Templeton Investments in 2001.


The Fund's SAI provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.


The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended September 30, 2006, management fees, before any reduction, were 0.45% of the Fund's average monthly net assets. Under an agreement by the manager to reduce its fees to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund, the Fund paid 0.44% of its average monthly net assets to the manager for its services. This reduction is required by the Fund's Board of Directors and an exemptive order by the Securities and Exchange Commission.

A discussion regarding the basis for the board of directors approving the investment advisory contract of the Fund is available in the Fund's semiannual report to shareholders for the six-month period ended March 31.


FINANCIAL HIGHLIGHTS

This table presents the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned on an investment in the Fund assuming reinvestment of dividends and capital gains. This information has been derived from the financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, are included in the annual report, which is available upon request.


                                                  -----------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS A                                                 2006           2005           2004           2003           2002
                                                  -----------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............   $     6.53     $     6.68     $     6.81     $     6.99     $     6.93
                                                  -----------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................         0.30           0.28           0.27           0.28           0.38

 Net realized and unrealized gains (losses) ...        (0.09)         (0.11)         (0.04)         (0.10)          0.09
                                                  -----------------------------------------------------------------------
Total from investment operations ..............         0.21           0.17           0.23           0.18           0.47
                                                  -----------------------------------------------------------------------
Less distributions from net investment income .        (0.31)         (0.32)         (0.36)         (0.36)         (0.41)
                                                  -----------------------------------------------------------------------
Redemption fees ...............................           -- c           -- c           -- c           --             --
                                                  -----------------------------------------------------------------------
Net asset value, end of year ..................   $     6.43     $     6.53     $     6.68     $     6.81     $     6.99
                                                  =======================================================================

Total return b ................................         3.40%          2.67%          3.46%          2.66%          7.06%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............   $5,291,117     $5,901,449     $6,420,381     $7,286,317     $7,726,914

Ratios to average net assets:

 Expenses .....................................         0.72% d        0.72% d        0.70% d        0.70%          0.69%

 Net investment income ........................         4.64%          4.29%          4.09%          4.11%          5.48%

Portfolio turnover rate .......................        20.54%         29.14%         41.45%         66.96%         44.62%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.



                                                    ---------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS B                                                 2006           2005           2004           2003           2002
                                                    ---------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............     $   6.52       $   6.67       $   6.80       $   6.98       $   6.93
                                                    ---------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................         0.26           0.25           0.24           0.25           0.34

 Net realized and unrealized gains (losses) ...        (0.08)         (0.11)         (0.05)         (0.10)          0.09
                                                    ---------------------------------------------------------------------
Total from investment operations ..............         0.18           0.14           0.19           0.15           0.43
                                                    ---------------------------------------------------------------------
Less distributions from net investment income .        (0.28)         (0.29)         (0.32)         (0.33)         (0.38)
                                                    ---------------------------------------------------------------------
Redemption fees ...............................           -- c           -- c           -- c           --             --
                                                    ---------------------------------------------------------------------
Net asset value, end of year ..................     $   6.42       $   6.52       $   6.67       $   6.80       $   6.98
                                                    =====================================================================

Total return b ................................         2.87%          2.13%          2.92%          2.13%          6.37%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............     $388,807       $478,788       $568,276       $678,814       $559,966

Ratios to average net assets:

 Expenses .....................................         1.24% d       1.25% d         1.23% d        1.23%          1.22%

 Net investment income ........................         4.12%          3.76%          3.56%          3.58%          4.95%

Portfolio turnover rate .......................        20.54%         29.14%         41.45%         66.96%         44.62%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.



                                                    ---------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS C                                                 2006           2005           2004           2003           2002
                                                    ---------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............     $   6.50       $   6.65       $   6.78       $   6.97       $   6.91
                                                    ---------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................         0.26           0.25           0.24           0.25           0.34

 Net realized and unrealized gains (losses) ...        (0.08)         (0.11)         (0.05)         (0.11)          0.10
                                                    ---------------------------------------------------------------------
Total from investment operations ..............         0.18           0.14           0.19           0.14           0.44
                                                    ---------------------------------------------------------------------
Less distributions from net investment income .        (0.28)         (0.29)         (0.32)         (0.33)         (0.38)
                                                    ---------------------------------------------------------------------
Redemption fees ...............................           -- c           -- c           -- c           --             --
                                                    ---------------------------------------------------------------------
Net asset value, end of year ..................     $   6.40       $   6.50       $   6.65       $   6.78       $   6.97
                                                    =====================================================================

Total return b ................................         2.88%          2.14%          2.91%          2.00%          6.53%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............     $424,462       $508,539       $597,451       $814,635       $803,049

Ratios to average net assets:

 Expenses .....................................         1.23% d        1.25% d        1.23% d        1.23%          1.21%

 Net investment income ........................         4.13%          3.76%          3.56%          3.58%          4.96%

Portfolio turnover rate .......................        20.54%         29.14%         41.45%         66.96%         44.62%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.




                                                     --------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
CLASS R                                                 2006           2005           2004           2003         2002 f
                                                     --------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............      $  6.53        $  6.68        $  6.81        $  6.99        $  6.81
                                                     --------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................         0.27           0.26           0.25           0.25           0.25

 Net realized and unrealized gains (losses) ...        (0.08)         (0.11)         (0.05)         (0.09)          0.22
                                                     --------------------------------------------------------------------
Total from investment operations ..............         0.19           0.15           0.20           0.16           0.47
                                                     --------------------------------------------------------------------
Less distributions from net investment income .        (0.29)         (0.30)         (0.33)         (0.34)         (0.29)
                                                     --------------------------------------------------------------------
Redemption fees ...............................           -- c           -- c           -- c           --             --
                                                     --------------------------------------------------------------------
Net asset value, end of year ..................      $  6.43        $  6.53        $  6.68        $  6.81        $  6.99
                                                     ====================================================================

Total return b ................................         3.01%          2.29%          3.08%          2.29%          7.03%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............      $71,104        $65,790        $59,431        $54,042        $14,042

Ratios to average net assets:

 Expenses .....................................         1.09% d        1.10% d        1.08% d        1.08%          1.07% f

 Net investment income ........................         4.27%          3.91%          3.71%          3.73%          5.10% f

Portfolio turnover rate .......................        20.54%         29.14%         41.45%         66.96%         44.62%


a     Based on average daily shares outstanding.

b Total return does not reflect sales commissions or contingent deferred sales charges, if applicable, and is not annualized for periods less than one year.

c     Amount rounds to less than $0.01 per share.

d     Benefit of expense reduction rounds to less than 0.01%.

e     For the period January 1, 2002 (effective date) to September 30, 2002.

f     Annualized.


                                                    ---------------------------------------------------------------------
                                                                           YEAR ENDED SEPTEMBER 30,
ADVISOR CLASS                                           2006           2005           2004           2003           2002
                                                    ---------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE
(for a share outstanding throughout the year)

Net asset value, beginning of year ............      $  6.55        $  6.69        $  6.83        $  7.01        $  6.94
                                                    ---------------------------------------------------------------------
Income from investment operations:

 Net investment income a ......................         0.31           0.29           0.28           0.29           0.38

 Net realized and unrealized gains (losses) ...        (0.09)         (0.10)         (0.06)         (0.10)          0.11
                                                    ---------------------------------------------------------------------
Total from investment operations ..............         0.22           0.19           0.22           0.19           0.49
                                                    ---------------------------------------------------------------------
Less distributions from net investment income .        (0.32)         (0.33)         (0.36)         (0.37)         (0.42)
                                                    ---------------------------------------------------------------------
Redemption fees ...............................           -- b           -- b           -- b           --             --
                                                    ---------------------------------------------------------------------
Net asset value, end of year ..................      $  6.45        $  6.55        $  6.69        $  6.83        $  7.01
                                                    =====================================================================

Total return ..................................         3.53%          2.95%          3.42%          2.79%          7.33%

RATIOS/SUPPLEMENTAL DATA

Net assets, end of year (000's) ...............     $387,239       $334,681       $340,279       $308,411       $198,437

Ratios to average net assets:

 Expenses .....................................         0.59% c        0.60% c        0.58% c        0.58%          0.57%

 Net investment income ........................         4.77%          4.41%          4.21%          4.23%          5.60%

Portfolio turnover rate .......................        20.54%         29.14%         41.45%         66.96%         44.62%


a     Based on average daily shares outstanding.

b     Amount rounds to less than $0.01 per share.

c     Benefit of expense reduction rounds to less than 0.01%.


ADDITIONAL MANAGEMENT INFORMATION


On August 2, 2004, Franklin Resources, Inc. announced that Advisers (investment manager to many of the funds within Franklin Templeton Investments, and an affiliate of the investment manager to the other funds) reached a settlement with the Securities and Exchange Commission (SEC) that resolved the issues resulting from the SEC's investigation of market timing activity in the Franklin Templeton Investments funds. Under the terms of the settlement and the SEC's administrative order, pursuant to which Advisers neither admitted nor denied any of the findings contained therein, Advisers agreed, among other matters, to pay $50 million, of which $20 million is a civil penalty, to be distributed to shareholders of certain funds in accordance with a plan to be developed by an independent distribution consultant. Such a distribution plan has been prepared and submitted to the SEC for approval. The SEC anticipates that notice of this distribution plan will be published on or after November 15, 2006. After publication and comment, the proposed distribution plan will be submitted to the SEC for approval. When the SEC approves the proposed distribution plan, with modifications as appropriate, distributions will begin pursuant to that plan. The SEC anticipates the distribution will begin in early 2007.

Franklin Resources, Inc., certain of its subsidiaries and certain funds, current and former officers, employees, and directors have been named in multiple lawsuits in different courts alleging violations of various federal securities and state laws and seeking, among other relief, monetary damages, restitution, removal of fund trustees, directors, investment managers, administrators, and distributors, rescission of management contracts and 12b-1 plans, and/or attorneys' fees and costs. Specifically, the lawsuits claim breach of duty with respect to alleged arrangements to permit market timing and/or late trading activity, or breach of duty with respect to the valuation of the portfolio securities of certain Templeton funds managed by Franklin Resources, Inc. subsidiaries, allegedly resulting in market timing activity. The majority of these lawsuits duplicate, in whole or in part, the allegations asserted in the SEC's findings as described above. The lawsuits are styled as class actions, or derivative actions on behalf of either the named funds or Franklin Resources, Inc.

To date, more than 400 similar lawsuits against at least 19 different mutual fund companies, among other defendants, have been filed in federal district courts throughout the country. Because these cases involve common questions of fact, the Judicial Panel on Multidistrict Litigation (the Judicial Panel) ordered the creation of a multidistrict litigation in the United States District Court for the District of Maryland, entitled "In re Mutual Funds Investment Litigation" (the MDL). The Judicial Panel then transferred similar cases from different districts to the MDL for coordinated or consolidated pretrial proceedings.

On December 13, 2004, Franklin Templeton Distributors, Inc. (Distributors) (the principal underwriter of shares of the Franklin Templeton mutual funds) and Advisers reached an agreement with the SEC, resolving the issues resulting from the SEC's investigation concerning marketing support payments to securities dealers who sell fund shares. In connection with that agreement, in which Advisers and Distributors neither admitted nor denied any of the findings contained therein, they agreed to pay the funds a penalty of $20 million and disgorgement of $1 (one dollar), in accordance with a plan to be developed by an independent distribution consultant to be paid for by Advisers and Distributors. The SEC approved the independent distribution consultant's proposed plan of distribution arising from this SEC order, and disbursement of the settlement monies to the designated funds under this plan was completed in September 2006, in accordance with the terms and conditions of the SEC's order and the plan.


Franklin Resources, Inc., certain of its subsidiaries and certain funds, current and former officers, employees, and directors, have also been named in multiple lawsuits alleging violations of various securities laws and pendent state law claims relating to the disclosure of marketing support payments and/or payment of allegedly excessive commissions and/or advisory or distribution fees, and seeking, among other relief, monetary damages, restitution, rescission of advisory contracts, including recovery of all fees paid pursuant to those contracts, an accounting of all monies paid to the named investment managers, declaratory relief, injunctive relief, and/or attorneys' fees and costs. These lawsuits are styled as class actions or derivative actions brought on behalf of certain funds.

Franklin Resources, Inc. previously disclosed these issues as matters under investigation by government authorities and the subject of an internal company inquiry as well as private lawsuits in its regulatory filings and on its public website. Any further updates on these matters will be disclosed on Franklin Resources, Inc.'s website at franklintempleton.com under "Statement on Current Industry Issues."

DISTRIBUTIONS AND TAXES

INCOME AND CAPITAL GAIN DISTRIBUTIONS


Each Fund has qualified to be treated as a regulated investment company under the Internal Revenue Code (Code). As a regulated investment company, a Fund generally pays no federal income tax on the income and gains it distributes to you.


Each Fund intends to pay an income dividend from its respective net investment income, as follows:

o  The Income and U.S. Government Securities Funds: monthly
o  The Utilities Fund: quarterly, and


o  The Growth and DynaTech Funds: at least annually.

Capital gains, if any, may be distributed at least annually. The amount of any distributions will vary, and there is no guarantee a Fund will pay either income dividends or a capital gain distribution. Your income dividends and capital gain distribution will be automatically reinvested in additional shares at net asset value in your Fund unless you elect to receive cash payments.

ANNUAL STATEMENTS. Every January, you will receive a statement that shows the tax status of distributions you received the previous year, including, for U.S. investors, the amount of any qualified dividend income subject to tax at capital gains rates and, for non-U.S. investors, the amount of your ordinary dividends that have been exempt from nonresident alien withholding taxes because they are interest-related or short-term capital gain dividends. Distributions declared in December but paid in January are taxable as if they were paid in December.

A Fund may at times find it necessary to reclassify income after it issues your tax reporting statement. This can result from rules in the Code that effectively prevent regulated investment companies such as the Fund, and Real Estate Investment Trusts (REITs) in which the Fund invests, from ascertaining with certainty until after the calendar year end, the final amount and character of distributions the Fund has received on its investments during the prior calendar year. Prior to issuing your statement, Franklin Templeton Investments makes every effort to search for reclassified income to reduce the number of corrected forms mailed to shareholders. However, when necessary, your Fund will send you a corrected Form 1099-DIV to reflect reclassified information. If you receive a corrected Form 1099-DIV, use the information on this Form, and not the information on your original statement, in completing your tax returns.

AVOID "BUYING A DIVIDEND." If you invest in a Fund shortly before it makes a distribution, you may receive some of your investment back in the form of a taxable distribution. For example, if you buy 500 shares in the Fund on December 10th at the Fund's NAV of $10 per share, and the Fund makes a distribution on December 15th of $1 per share, your shares will then have an NAV of $9 per share (disregarding any change in the Fund's market value), and you will have to pay a tax on what is essentially a return of your investment of $1 per share. This tax treatment is required even if you reinvest the $1 per share distribution in additional Fund shares.


TAX CONSIDERATIONS

In general, if you are a taxable investor, Fund distributions are taxable to you at either ordinary income or capital gains tax rates. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash.


DIVIDEND INCOME. A portion of the income dividends paid to you by a Fund may be qualified dividends subject to taxation at the long-term capital gain rates. In general, income dividends from portfolio investments in the stock of domestic corporations and qualified foreign corporations are permitted this favored federal tax treatment. Income dividends from interest earned by a Fund on debt securities and dividends received from unqualified foreign corporations continue to be taxed at the higher ordinary income tax rates. Distributions of qualified dividends are eligible for these reduced rates of taxation only if you own your shares for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date of any dividend.

INCOME AND U.S. GOVERNMENT SECURITIES FUNDS: Because each of these Funds has a higher percentage of its investments in debt securities, it is anticipated that none or only a small portion of the income dividends paid to you by these Funds may be qualified dividends eligible for taxation by individuals at long-term capital gain rates.


DISTRIBUTIONS OF CAPITAL GAINS. Fund distributions of short-term capital gains are taxable to you as ordinary income. Fund distributions of long-term capital gains are taxable as long-term capital gains no matter how long you have owned your shares. Long-term capital gain distributions qualify for the 15% tax rate (5% for individuals in the 10% and 15% federal rate brackets).

SALES OF FUND SHARES. When you sell your shares in a Fund, you may realize a capital gain or loss. For tax purposes, an exchange of your Fund shares for shares of a different Franklin Templeton fund is the same as a sale, and will normally generate a gain or loss that will be reported to you in your year-end tax information. An exchange of your shares in one class in the Fund for shares of another class in the SAME Fund is not a taxable event, and no gain or loss will be reported on such a transaction.


STATE AND LOCAL TAXES. Fund distributions and gains from the sale of your Fund shares generally are subject to state and local taxes.

CERTAIN TAX-EXEMPT SHAREHOLDERS. Certain tax-exempt shareholders, including qualified pension plans, individual retirement accounts, salary deferral arrangements (401(k)s) and other tax-exempt entities, generally are exempt from federal income taxation except with respect to their unrelated business taxable income (UBTI). Under current law, a Fund serves to block UBTI from being realized by tax-exempt shareholders. Notwithstanding the foregoing, a tax-exempt shareholder could realize UBTI by virtue of its investment in a Fund if the Fund invests in a residual interest in a real estate mortgage investment conduit (REMIC) or in a REIT that invests in REMIC residual interests or owns a taxable mortgage pool. Tax-exempt shareholders should talk with their tax advisors about whether an investment in either Fund is a suitable investment given this potential tax consequence.

RECEIPT OF EXCESS INCLUSION INCOME BY A FUND. Income received by a Fund from equity interests of certain mortgage pooling vehicles, either directly or through an investment in a real estate investment trust that holds such interests or qualifies as a taxable mortgage pool, is treated as "excess inclusion income." In general, this income is required to be allocated to Fund shareholders in proportion to dividends paid with the same consequences as if the shareholders directly received the excess inclusion income. The Fund must pay the tax on its excess inclusion income that is allocable to "disqualified organizations," which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that the Fund shares owned by a "disqualified organization" are held in record name by a broker-dealer or other nominee, the Fund must inform the broker-dealer or other nominee of the excess inclusion income allocable to them and the broker-dealer or other nominee must pay the tax on the portion of the Fund's excess inclusion income allocable to them on behalf of the "disqualified organizations." Excess inclusion income may not be offset with net operating losses, represents unrelated business taxable income in the hands of a tax-exempt shareholder that is not a disqualified organization, and is subject to withholding tax, without regard to otherwise applicable exemptions or rate reductions, to the extent such income is allocable to a shareholder who is not a U.S. person.


NON-U.S. INVESTORS.


Non-U.S. investors may be subject to a U.S. withholding tax at a 30% or lower treaty rate on all Fund dividends of ordinary income. Exemptions from withholding are provided for distributions designated as long-term capital gains and for ordinary dividends designated as short-term capital gains or interest-related dividends. Non-U.S. investors may also be subject to U.S. estate tax on their investment in a Fund. They also have special certification requirements that, if not met, can subject them to backup withholding on any dividends, distributions and redemption proceeds that they receive from the Fund. Each of these subjects is discussed in greater detail in the "Distributions and Taxes - Non-U.S. investors" section of the Statement of Additional Information.

BACKUP WITHHOLDING. If you do not provide a Fund with your proper taxpayer identification number and certain required certifications, you may be subject to backup withholding at a rate of 28% on any distributions of income, capital gains or proceeds from the sale of your shares. Either Fund also must withhold if the IRS instructs it to do so.

OTHER TAX INFORMATION. This discussion of "Distributions and Taxes" is not written to provide you with tax advice, and does not purport to deal with all of the tax consequences that may be applicable to your investment in a Fund. You should consult your own tax advisor regarding your particular circumstances before making an investment in a Fund, or about the federal, state, local and foreign tax consequences of your investment in a Fund.


YOUR ACCOUNT

The board of directors has approved the termination of offering Class B shares (and Class B1 shares in the case of the Franklin Income Fund). Existing shareholders of Class B shares (and Class B1 shares) may continue as Class B shareholders, continue to reinvest dividends into Class B shares (and Class B1 shares) and exchange their Class B shares for Class B shares of other Franklin Templeton funds as permitted by the current exchange privileges. New or additional investments into Class B (or Class B1) are not permitted. For Class B (or Class B1) shares outstanding on February 28, 2005 and Class B (or Class B1) shares acquired upon reinvestment of dividends, all Class B (or Class B1) share attributes, including the associated Rule 12b-1 fee, contingent deferred sales charge and conversion features, will continue.

CHOOSING A SHARE CLASS

Each class has its own sales charge and expense structure, allowing you to choose the class that best meets your situation. Your investment representative can help you decide. Investors may purchase Class C or Class R shares only for Fund accounts on which they have appointed an investment representative (financial advisor) of record. Investors who have not appointed an investment representative (financial advisor) to existing Class C or Class R share Fund accounts, may not make additional purchases to those accounts but may exchange their shares to a Franklin Templeton fund that offers Class C or Class R shares. Dividend and capital gain distributions may continue to be reinvested in existing Class B, Class C or Class R share Fund accounts. These provisions do not apply to Employer Sponsored Retirement Plans.


     CLASS A        CLASS C        CLASS R          ADVISOR CLASS
     ----------------------------------------------------------------
     o  Initial     o  No initial  o  No initial    o  For
        sales          sales          sales charge     qualified
        charge of      charge                          investors,
        5.75% or                                       see page 105
        less

     o  Deferred    o  Deferred    o  Deferred
        sales          sales          sales charge
        charge of      charge of      is not
        1% on          1% on          applicable
        purchases      shares you
        of $1          sell
        million or     within 12
        more sold      months
        within 18
        months

     o  Lower       o  Higher      o  Higher
        annual         annual         annual
        expenses       expenses       expenses
        than Class     than Class     than Class A
        C or R due     A due to       due to
        to lower       higher         higher
        distribution   distribution   distribution
        fees           fees           fees (lower
                                      than Class C)

[Begin callout]
FRANKLIN TEMPLETON FUNDS include all of the U.S. registered mutual funds of Franklin Templeton Investments and the Franklin Mutual Recovery Fund. They do not include the funds in the Franklin Templeton Variable Insurance Products Trust.
[End callout]

CLASS A, B, C & R

SALES CHARGES - CLASS A - DYNATECH AND GROWTH FUNDS


                              THE SALES CHARGE
                              MAKES UP THIS %    WHICH EQUALS THIS
WHEN YOU INVEST THIS AMOUNT   OF THE OFFERING      % OF YOUR NET
                                   PRICE*           INVESTMENT*
--------------------------------------------------------------------
Under $50,000                       5.75               6.10
$50,000 but under $100,000          4.50               4.71
$100,000 but under $250,000         3.50               3.63
$250,000 but under $500,000         2.50               2.56
$500,000 but under $1               2.00               2.04
million

SALES CHARGES - CLASS A - INCOME, UTILITIES AND U.S. GOVERNMENT SECURITIES
FUNDS

                              THE SALES CHARGE
                              MAKES UP THIS %    WHICH EQUALS THIS
WHEN YOU INVEST THIS AMOUNT   OF THE OFFERING      % OF YOUR NET
                                   PRICE*           INVESTMENT*
--------------------------------------------------------------------
Under $100,000                      4.25               4.44
$100,000 but under $250,000         3.50               3.63
$250,000 but under $500,000         2.50               2.56
$500,000 but under $1               2.00               2.04
million

*The dollar amount of the sales charge is the difference between the offering price of the shares purchased (which factors in the applicable sales charge in this table) and the net asset value of those shares. Since the offering price is calculated to two decimal places using standard rounding criteria, the number of shares purchased and the dollar amount of the sales charge as a percentage of the offering price and of your net investment may be higher or lower depending on whether there was a downward or upward rounding.

SALES CHARGE REDUCTIONS AND WAIVERS


QUANTITY DISCOUNTS. We offer two ways for you to combine your current purchase of Class A Fund shares with other existing Franklin Templeton fund share holdings that might enable you to qualify for a lower sales charge with your current purchase. You can qualify for a lower sales charge when you reach certain "sales charge breakpoints." This quantity discount information is also available free of charge at www.franklintempleton.com/ retail/jsp_cm/fund_perf/pub/quantity_discount.jsp. This web page can also be reached at franklintempleton.com by clicking the "Funds & Performance" tab and then choosing "Quantity Discounts."


1. CUMULATIVE QUANTITY DISCOUNT - lets you combine certain existing holdings of Franklin Templeton fund shares - referred to as "cumulative quantity discount eligible shares" - with your current purchase of Class A shares to determine if you qualify for a sales charge breakpoint.

Cumulative quantity discount eligible shares are shares:

(i) Registered to (or held for):

   o  You, individually;

   o  Your spouse or domestic partner, as recognized by applicable state law;

   o  You jointly with your spouse or domestic partner;

   o You jointly with another unrelated (not a spouse or domestic partner) person if that other person has not included the value of the shares as cumulative quantity discount eligible shares for purposes of that person's separate investments in Franklin Templeton fund shares;

   o A trustee/custodian of a Coverdell Education Savings account for which you are the identified responsible person on the records of the "current purchase broker-dealer" (as defined below) or its affiliate;

   o A trustee/custodian of your IRA (which includes a Roth IRA and an employer sponsored IRA such as a SIMPLE IRA) or your non-ERISA covered 403(b), if the shares are registered with the Fund (or in the current purchase broker-dealer's brokerage account) under your Social Security number or the trustee/custodian is providing IRA custody services for clients of the current purchase broker-dealer as an affiliate of, or under contract with, the firm; or

   o Any entity over which you or your spouse or domestic partner have individual or shared authority, as principal, to buy and sell shares for the account (for example, an UGMA/UTMA account for a child on which you or your spouse or domestic partner are the custodian, a trust on which you or your spouse or domestic partner are the trustee, a business account [not to include retirement plans] for your solely owned business [or the solely owned business of your spouse or domestic partner] on which you [or your spouse or domestic partner] are the authorized signer); THAT ARE

(ii) in one or more accounts maintained by the transfer agent for the Franklin Templeton funds on which your "current purchase broker-dealer" (as defined below) is the broker-dealer of record or one or more brokerage accounts maintained with your "current purchase broker-dealer." Your current purchase broker-dealer is the broker-dealer (financial advisor) for the Fund account (or brokerage account) that will hold the shares from your current purchase. If you do not select a broker-dealer (financial advisor) for your current purchase, we will consider the distributor of the Fund's shares to be your current purchase broker-dealer for purposes of identifying cumulative quantity discount eligible shares that might be combined with your current purchase.

If you believe there are cumulative quantity discount eligible shares that can be combined with your current purchase to achieve a sales charge breakpoint, you must, at the time of your purchase (including at the time of any future purchase) specifically identify those shares to your current purchase broker-dealer.

The value of cumulative quantity discount eligible shares equals the cost or current value of those shares, whichever is higher. The current value of shares is determined by multiplying the number of shares by their highest current public offering price. You should retain any records necessary to substantiate historical share costs because your current purchase broker-dealer may not have or maintain this information.

If there are cumulative quantity discount eligible shares that would qualify for combining with your current purchase and you do not tell your current purchase broker-dealer at the time of your current purchase or any future purchase, you may not receive the benefit of a reduced sales charge that might otherwise be available.

Franklin Templeton fund shares held as follows cannot be combined with your current purchase for purposes of the cumulative quantity discount:

o Shares held indirectly through financial intermediaries other than your current purchase broker-dealer (for example, shares held in a different broker-dealer's brokerage account or with a bank, an insurance company separate account or an investment advisor); or

o Shares held through an administrator or trustee/custodian of an Employer Sponsored Retirement Plan (for example, a 401(k) plan); or

o  Shares held in a 529 college savings plan; or

o Shares held directly in a Franklin Templeton fund account on which the broker-dealer (financial advisor) of record is different than your current purchase broker-dealer.

 Franklin Templeton fund assets held in multiple Employer Sponsored
Retirement Plans may be combined in order to qualify for sales charge breakpoints at the plan level if the plans are sponsored by the same employer.

A "Qualified Retirement Plan" is an employer sponsored pension or profit sharing plan that qualifies under section 401(a) of the Internal Revenue Code, including 401(k), money purchase pension, profit sharing and defined benefit plans.

An "Employer Sponsored Retirement Plan" is a Qualified Retirement Plan, ERISA covered 403(b) and certain non-qualified deferred compensation arrangements that operate in a similar manner to a Qualified Retirement Plan, such as 457 plans and executive deferred compensation arrangements, but not including employer sponsored IRAs.

2. LETTER OF INTENT (LOI) - expresses your intent to buy a stated dollar amount of "cumulative quantity discount eligible shares" (as defined in the "Cumulative quantity discount" section above) over a 13-month period and lets you receive the same sales charge as if all shares had been purchased at one time. We will reserve 5% of your total intended purchase in Class A shares registered in your name until you fulfill your LOI to cover any additional sales charge that may apply if you do not buy the amount stated in your LOI. Please refer to the SAI for more LOI details.

To sign up for these programs, complete the appropriate section of your account application.

SALES CHARGE WAIVERS. Class A shares may be purchased without an initial sales charge or contingent deferred sales charge (CDSC) by certain investors or for certain payments. If you would like information about available sales charge waivers, call your investment representative or call Shareholder Services at 1-800/632-2301. A list of available sales charge waivers also may be found in the SAI.

INVESTMENTS OF $1 MILLION OR MORE


If you invest $1 million or more, either as a lump sum or through our cumulative quantity discount or letter of intent programs, you can buy Class A shares without an initial sales charge. However, there is a 1% CDSC on any shares you sell within 18 months of purchase. The way we calculate the CDSC is the same for each class (please see page 103).


DISTRIBUTION AND SERVICE (12B-1) FEES

Class A has a distribution plan, sometimes known as a Rule 12b-1 plan, that allows DynaTech and Growth Funds to pay distribution fees of up to 0.25% per year and Income, Utilities and U.S. Government Securities Funds to pay distribution fees of up to 0.15% per year to those who sell and distribute Class A shares and provide other services to shareholders. Because these fees are paid out of Class A's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

SALES CHARGES - CLASS B & B1

IF YOU SELL YOUR SHARES
WITHIN THIS MANY YEARS AFTER    THIS % IS DEDUCTED
BUYING THEM                     FROM YOUR PROCEEDS
                                AS A CDSC
------------------------------------------------------
1 YEAR                          4
2 YEARS                         4
3 YEARS                         3
4 YEARS                         3
5 YEARS                         2
6 YEARS                         1
7 YEARS                         0


There is a CDSC if you sell your shares within six years, as described in the table above. The way we calculate the CDSC is the same for each class (please see page 103). After eight years, your Class B and Class B1 shares automatically convert to Class A shares, lowering your annual expenses from that time on.


DISTRIBUTION AND SERVICE (12B-1) FEES

Class B has a distribution plan, sometimes known as a Rule 12b-1 plan, that allows the Dynatech Fund, Growth Fund and Income Fund to pay distribution and other fees of up to 1% per year and Utilities Fund and U.S. Government Securities Fund to pay distribution and other fees up to 0.65% per year for the sale of Class B shares and for services provided to shareholders. Class B1 has a distribution plan that allows Income Fund to pay distribution and other fees of up to 0.65% per year for the sale of Class B1 shares and for services provided to shareholders. Because these fees are paid out of Class B and Class B1's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

SALES CHARGES - CLASS C

With Class C shares, there is no initial sales charge.

We place any investment of $1 million or more in Class A shares, since Class A's annual expenses are lower.

CDSC


There is a 1% CDSC on any Class C shares you sell within 12 months of purchase. The way we calculate the CDSC is the same for each class (please see page 103).


DISTRIBUTION AND SERVICE (12B-1) FEES

Class C has a distribution plan, sometimes known as a Rule 12b-1 plan, that allows DynaTech and Growth Funds to pay distribution and other fees of up to 1% per year and Income, Utilities and U.S. Government Securities Funds to pay distribution and other fees of up to 0.65% per year for the sale of Class C shares and for services provided to shareholders. Because these fees are paid out of Class C's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

SALES CHARGES - CLASS R

With Class R shares, there is no initial sales charge.

RETIREMENT PLANS

Class R shares are available to the following investors:

o  Employer Sponsored Retirement Plans

o  Any trust or plan established as part of a qualified tuition program under
   Section 529 of the Internal Revenue Code

o Health Reimbursement Accounts and Health Savings Accounts, either as a direct investment or as a separate or managed account.


DISTRIBUTION AND SERVICE (12B-1) FEES

Class R has a distribution plan, sometimes known as a Rule 12b-1 plan, that allows the Funds to pay distribution and other fees of up to 0.50% per year for the sale of Class R shares and for services provided to shareholders. Because these fees are paid out of Class R's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.


CONTINGENT DEFERRED SALES CHARGE (CDSC) - CLASS A, B, B1 & C


The CDSC for each class is based on the current value of the shares being sold or their net asset value when purchased, whichever is less. There is no CDSC on shares you acquire by reinvesting your dividends or capital gain distributions.

[Begin callout]
The HOLDING PERIOD FOR THE CDSC begins on the day you buy your shares. Your shares will age one month on that same date the next month and each following month.

For example, if you buy shares on the 18th of the month, they will age one month on the 18th day of the next month and each following month.
[End callout]


To keep your CDSC as low as possible, each time you place a request to sell shares we will first sell any shares in your account that are not subject to a CDSC. If there are not enough of these to meet your request, we will sell the shares in the order they were purchased. We will use this same method if you exchange your shares into another Franklin Templeton fund (please see page 117 for exchange information).


REINSTATEMENT PRIVILEGE

If you sell shares of a Franklin Templeton fund that were held indirectly for your benefit in an account with your investment representative's firm or your bank's trust department or that were registered to you directly by the Fund's transfer agent (or, to an affiliated custodian or trustee of the Fund's transfer agent), you may reinvest all or a portion of the proceeds from that sale within 90 days of the sale without an initial sales charge. This Reinstatement Privilege does not apply to: (i) a purchase of Fund shares made through a regularly scheduled automatic investment plan such as a purchase by a regularly scheduled payroll deduction or transfer from a bank account, or
(ii) a purchase of Fund shares with proceeds from the sale of Franklin Templeton fund shares that were held indirectly through an Employer Sponsored Retirement Plan that is not a DCS Plan or a non-Franklin Templeton individual or employer sponsored IRA.

In order to take advantage of this Reinstatement Privilege, you must inform your investment representative or the Fund's transfer agent of this privilege at the time of your investment. The proceeds from the earlier sale must also be invested within the same share class as that of the sold shares, except proceeds will be reinvested in Class A shares if the proceeds are from the sale of (i) Class B or B1 shares; or (ii) Class C shares or Class R shares if at the time of investment you have not appointed an investment representative (financial advisor) of record for the Fund account(s) in which the purchased shares will be held. Proceeds from the earlier sale of Class Z shares may also be invested in Class A shares under this Reinstatement Privilege.

If you paid a CDSC when you sold your Class A or C shares, we will credit back to you the CDSC paid on the amount you are reinvesting within 90 days of the sale by adding it to the amount of your reinvestment (for example, if you are reinvesting $10,000 within 90 days of an earlier $10,000 sale on which you paid a $100 CDSC, the amount of your reinvestment will equal $10,100). The new shares issued with your reinvestment WILL BE subject to any otherwise applicable CDSC. If, however, you (except Employer Sponsored Retirement Plans) paid a CDSC when you sold (1) Class B or B1 shares; or (2) Class C shares held at the time of sale in a Franklin Templeton fund account without an investment representative (financial advisor) appointed by you and invest the proceeds from that sale in Class A shares within 90 days of the sale, you will not be credited with any CDSC paid at the time of sale. In this case, the new Class A shares issued with your reinvestment WILL NOT BE subject to any otherwise applicable CDSC.

Proceeds immediately placed in a Franklin Templeton Bank Certificate of Deposit (CD) also may be reinvested without an initial sales charge if you reinvest them within 90 days from the date the CD matures, including any rollover.

This privilege does not apply to shares you buy and sell under our exchange program. Shares purchased with the proceeds from a money fund may be subject to a sales charge.

A "DCS Plan" is an Employer Sponsored Retirement Plan that (i) has contracted for current participant level recordkeeping with the Defined Contribution Services (DCS) division of Franklin Templeton Investor Services; or (ii) is receiving current DCS services by contracting with the entity identified in DCS promotional material for participant level recordkeeping related to those DCS services.


QUALIFIED INVESTORS - ADVISOR CLASS - GROWTH, INCOME, UTILITIES AND U.S. GOVERNMENT SECURITIES FUNDS

The following investors or investments may qualify to buy Advisor Class shares of the Funds:

o Shares acquired by a financial intermediary in connection with its mutual fund trading platform that the intermediary holds, directly or indirectly, on behalf of a beneficial owner who has entered into a comprehensive fee or other advisory fee arrangement with any broker-dealer, trust company or registered investment advisor (RIA) that is not an affiliate or associated person of the financial intermediary, provided the financial intermediary has entered into an agreement with Distributors authorizing the sale of Fund shares. Minimum initial investment: $50,000 for individual or multiple clients.

o Shares acquired by a financial intermediary that the intermediary holds on behalf of a beneficial owner who has entered into a comprehensive fee or other advisory fee arrangement with the financial intermediary or an affiliate or associated person of the financial intermediary, provided the financial intermediary has entered into an agreement with Distributors authorizing the sale of Fund shares. Minimum initial investment: $250.

o Governments, municipalities, and tax-exempt entities that meet the requirements for qualification under section 501 of the Internal Revenue Code. Minimum initial investment: $1 million in Advisor Class or Class Z shares of any Franklin Templeton fund.

o Current and former officers, trustees, directors, full-time employees (and their family members) of both Franklin Templeton Investments and Franklin Templeton Funds, consistent with our then-current policies. Minimum initial investment: $100 ($50 for accounts with an automatic investment plan).

o  Assets held in accounts managed by a subsidiary of Franklin Resources,
   Inc.: (1) under an advisory agreement (including sub-advisory agreements); and/or (2) as Trustee of an inter vivos or testamentary trust.

o Assets held in accounts managed by a state or federally regulated trust company or bank (Trust Company) either as discretionary trustee of an inter vivos or testamentary trust or as manager under an advisory agreement (including sub-advisory) or other agreement that grants the Trust Company investment discretion over those assets (Trust Company Managed Assets) if
   (i) the aggregate value of Trust Company Managed Assets invested in Franklin Templeton funds at the time of purchase equals at least $1 million; and (ii) the purchased shares are registered directly to the Trust Company in its corporate capacity (not as trustee of an individual trust) and held solely as Trust Company Managed Assets.

o An Employer Sponsored Retirement Plan (Plan) with Plan assets of $1 million or more that is not an Existing DCS Plan. An "Employer Sponsored Retirement Plan" includes (a) an employer sponsored pension or profit sharing plan that qualifies (Qualified Plan) under section 401(a) of the Internal Revenue Code (Code), including Code section 401(k), money purchase pension, profit sharing and defined benefit plans; (b) an ERISA covered 403(b); and
   (c) certain non-qualified deferred compensation arrangements that operate in a similar manner to a Qualified Plan, such as 457 plans and executive deferred compensation arrangements, but not including employer sponsored IRAs. An "Existing DCS Plan" is an Employer Sponsored Retirement Plan that has contracted on or before May 1, 2006 for participant level recordkeeping with an affiliate of Distributors (the Recordkeeping Affiliate) or with the entity identified in the Recordkeeping Affiliate's small business plan promotional materials. An Existing DCS Plan will become eligible to purchase Advisor Class shares on May 1, 2007.

o  Any trust or plan established as part of a qualified tuition program under
   Section 529 of the Internal Revenue Code, provided that Distributors or an affiliate of Distributors has entered into a contract with the state sponsor of the program to provide certain services relating to the operation of the program. No initial minimum investment.

o An individual or entity associated with a current customer of Franklin Templeton Institutional, LLC (FTI, LLC) if approved by FTI, LLC in consultation with its customer.

BUYING SHARES
  MINIMUM INVESTMENTS - CLASS A, C & R
--------------------------------------------------------
                                             INITIAL
--------------------------------------------------------
Regular accounts                             $1,000
--------------------------------------------------------
Automatic investment plans                   $50
--------------------------------------------------------
UGMA/UTMA accounts                           $100
--------------------------------------------------------
Employer Sponsored Retirement Plans,
SIMPLE-IRAs, SEP-IRAs, SARSEPs or 403(b)     no minimum
plan accounts
--------------------------------------------------------
IRAs, IRA rollovers, Coverdell Education
Savings Plans or Roth IRAs                   $250
--------------------------------------------------------
Broker-dealer sponsored wrap account
programs                                     $250
--------------------------------------------------------
Current and former full-time employees,
officers, trustees and directors of
Franklin Templeton entities, and their       $100
family members
--------------------------------------------------------


Please note that you may only buy shares of a fund eligible for sale in your state or jurisdiction.

ACCOUNT APPLICATION


If you are opening a new account, please complete and sign the enclosed account application. Make sure you indicate the share class you have chosen. If you do not indicate a class, we will place your purchase in Class A shares. To save time, you can sign up now for services you may want on your account by completing the appropriate sections of the application (see "Investor Services" on page 110). For example, if you would like to link one of your bank accounts to your Fund account so that you may use electronic funds transfer to and from your bank account to buy and sell shares, please complete the bank information section of the application. We will keep your bank information on file for future purchases and redemptions. We do not accept cash, credit card convenience checks, non-bank money orders or travelers checks as forms of payment to purchase shares.


BUYING SHARES
----------------------------------------------------------------------
                     OPENING AN ACCOUNT      ADDING TO AN ACCOUNT
----------------------------------------------------------------------

THROUGH YOUR         Contact your            Contact your investment
INVESTMENT           investment              representative
REPRESENTATIVE       representative
----------------------------------------------------------------------
                     If you have another     Before requesting a
BY PHONE/ONLINE      Franklin Templeton      telephone or online
                     fund account with your  purchase into an
(Up to $100,000 per  bank account            existing account,
shareholder per day) information on file,    please make sure we
                     you may open a new      have your bank account
1-800/632-2301       account by phone. At    information on file. If
                     this time, a new        we do not have this
franklintempleton.   account may not be      information, you will
com                  opened online.          need to send written
NOTE: (1) CERTAIN                            instructions with your
ACCOUNT TYPES ARE    To make a same day      bank's name and address
NOT AVAILABLE FOR    investment, your phone  and a voided check or
ONLINE ACCOUNT       order must be received  savings account deposit
ACCESS AND (2) THE   and accepted by us by   slip. If the bank and
AMOUNT MAY BE        1:00 p.m. Pacific time  Fund accounts do not
HIGHER FOR MEMBERS   or the close of the     have at least one
OF FRANKLIN          New York Stock          common owner, your
TEMPLETON VIP        Exchange, whichever is  written request must be
SERVICESTM.  PLEASE  earlier.                signed by ALL fund AND
SEE PAGE 113 FOR                             bank account owners,
MORE INFORMATION                             and each individual
REGARDING                                    must have his or her
ELIGIBILITY.                                 signature guaranteed.

                                             To make a same day
                                             investment, your phone
                                             or online order must be
                                             received and accepted
                                             by us by 1:00 p.m.
                                             Pacific time or the
                                             close of the New York
                                             Stock Exchange,
                                             whichever is earlier.

----------------------------------------------------------------------
                     Make your check         Make your check payable
                     payable to the Fund.    to the Fund. Include
                                             your account number on
BY MAIL              Mail the check and      the check.
                     your signed
                     application to          Fill out the deposit
                     Investor Services.      slip from your account
                                             statement. If you do
                                             not have a slip,
                                             include a note with
                                             your name, the Fund
                                             name, and your  account
                                             number.

                                             Mail the check and
                                             deposit slip or note to
                                             Investor Services.
----------------------------------------------------------------------
                     Call  to receive a      Call to receive a wire
                     wire control number     control number and wire
                     and wire                instructions.
                     instructions.
BY WIRE                                      To make a same day wire
                     Wire the funds and      investment, the wired
1-800/632-2301       mail your signed        funds must be received
(or 1-650/312-2000   application to          and accepted by us by
collect)             Investor Services.      1:00 p.m. Pacific time
                     Please include the      or the close of the New
                     wire control number or  York Stock Exchange,
                     your new account        whichever is earlier.
                     number on the
                     application.

                     To make a same day
                     wire investment, the
                     wired funds must be
                     received and accepted
                     by us by 1:00 p.m.
                     Pacific time or the
                     close of the New York
                     Stock Exchange,
                     whichever is earlier.
----------------------------------------------------------------------
                     Call Shareholder        Call Shareholder
BY EXCHANGE          Services at             Services at
                     1-800/632-2301, or      1-800/632-2301, or send
                     send signed written     signed written
                     instructions.   You     instructions. You also
franklintempleton.   also may place an       may place an online
com                  online exchange order.  exchange order.
                     The automated
                     telephone system        (Please see page 117
                     cannot be used to open  for information on
                     a new account.          exchanges.)

                     (Please see page 117
                     for information on
                     exchanges.)
----------------------------------------------------------------------

            FRANKLIN TEMPLETON INVESTOR SERVICES, P.O. BOX 997151,
                           SACRAMENTO, CA 95899-9983
                        CALL TOLL-FREE: 1-800/632-2301
         (MONDAY THROUGH FRIDAY 5:30 A.M. TO 5:00 P.M., PACIFIC TIME)
  OR VISIT US ONLINE 24 HOURS A DAY, 7 DAYS A WEEK, AT FRANKLINTEMPLETON.COM


INVESTOR SERVICES

AUTOMATIC INVESTMENT PLAN


This plan offers a convenient way for you to invest in a Fund by automatically transferring money from your checking or savings account each month to buy shares. To sign up, visit us online at franklintempleton.com or complete the appropriate section of your account application and mail it to Investor Services. If you are opening a new account, please include your minimum initial investment with your application.


AUTOMATIC PAYROLL DEDUCTION

You may invest in a Fund automatically by transferring money from your paycheck to the Fund by electronic funds transfer. If you are interested, indicate on your application that you would like to receive an Automatic Payroll Deduction Program kit.

AUTOMATED TELEPHONE SYSTEM

Our automated system offers around-the-clock access to information about your account or any Franklin Templeton fund. This service is available by dialing any of the following numbers from a touch-tone phone:

Shareholder Services           1-800/632-2301
Advisor Services               1-800/524-4040
Retirement Services            1-800/527-2020

DISTRIBUTION OPTIONS

You may reinvest distributions you receive from the Fund in an existing account in the same share class* of the Fund or another Franklin Templeton fund. Initial sales charges and CDSCs will not apply to reinvested distributions. You also can have your distributions deposited in a bank account, or mailed by check. Deposits to a bank account may be made by electronic funds transfer.


If you received a distribution and chose to return it to purchase additional shares in Class A shares of another Franklin Templeton fund, you will not be charged an initial sales charge if you invest the distribution within 90 days of the distribution date.


[Begin callout]
For retirement plans for which Franklin Templeton Bank & Trust is the trustee or custodian, special forms may be needed to receive distributions in cash. Please call 1-800/527-2020 for information.
[End callout]

Please indicate on your application the distribution option you have chosen, otherwise we will reinvest your distributions in the same share class of the Fund.


*Class B and C shareholders may reinvest their distributions in Class A shares of any Franklin Templeton money fund. Advisor Class shareholders may reinvest in Advisor Class or Class A shares of another Franklin Templeton fund. To reinvest your distributions in Advisor Class shares of another Franklin Templeton fund, you must be a current shareholder in Advisor Class or otherwise qualify to buy that fund's Advisor Class shares. DCS Plans may direct distributions to Class A shares if Class R shares are not offered by that fund.


RETIREMENT PLANS

Franklin Templeton Investments offers a variety of retirement plans for individuals and businesses. These plans require separate applications and their policies and procedures may be different than those described in this prospectus. For more information, including a free retirement plan brochure or application, please call Retirement Services at 1-800/527-2020.

TELEPHONE/ONLINE PRIVILEGES

You will automatically receive telephone/online privileges when you open your account, allowing you to obtain or view your account information, and conduct a number of transactions by phone or online, including: buy, sell, or exchange shares of most funds; use electronic funds transfer to buy or sell shares of most funds; change your address; and, add or change account services (including distribution options, systematic withdrawal plans and automatic investment plans).

To view your account information or request online transactions, you will first need to register for these services at the shareholder section of our website at franklintempleton.com. You will be asked to accept the terms of an online agreement(s) and establish a password for online services. If you are registered for online services, you may enroll online in Franklin Templeton's electronic delivery program for your shareholder documents. This will allow you to receive electronic delivery (through our website) of most funds' prospectuses, annual/semiannual reports to shareholders, and proxy statements, as well as your account(s) statements and trade confirmations, and discontinue receiving your paper copies through the U.S. mail. Using our shareholder website means you are consenting to sending and receiving personal financial information over the Internet, so you should be sure you are comfortable with the risks.

As long as we follow reasonable security procedures and act on instructions we reasonably believe are genuine, we will not be responsible for any losses that may occur from unauthorized requests. We will request passwords or other information, and also may record calls. To help safeguard your account, keep your password confidential, and verify the accuracy of your confirmation statements immediately after you receive them. Contact us immediately if you believe someone has obtained unauthorized access to your account or password. For transactions done over the Internet, we recommend the use of an Internet browser with 128-bit encryption. Certain methods of contacting us (such as by phone or by Internet) may be unavailable or delayed during periods of unusual market activity. OF COURSE, YOU CAN DECLINE TELEPHONE BUY, SELL, OR EXCHANGE PRIVILEGES ON YOUR ACCOUNT APPLICATION, OR CHOOSE NOT TO REGISTER FOR ONLINE PRIVILEGES. IF YOU HAVE TELEPHONE/ONLINE PRIVILEGES ON YOUR ACCOUNT AND WANT TO DISCONTINUE THEM, PLEASE CONTACT US FOR INSTRUCTIONS. You may reinstate these privileges at any time in writing, including online registration with respect to online privileges.

NOTE: We discourage you from including confidential or sensitive information in any Internet communication to us. If you do choose to send email (encrypted or not) to us over the Internet, you are accepting the associated risks of lack of confidentiality.

SYSTEMATIC WITHDRAWAL PLAN

This plan allows you to automatically sell your shares and receive regular payments from your account. A CDSC may apply to withdrawals that exceed certain amounts. Certain terms and minimums apply. To sign up, visit us online at franklintempleton.com or complete the appropriate section of your application.

FRANKLIN TEMPLETON VIP SERVICESTM

You may be eligible for Franklin Templeton VIP ServicesTM if you are currently eligible for the $250,000 sales charge breakpoint based solely on shares registered directly with the Franklin Templeton funds' transfer agent and excluding shares held indirectly through brokerage accounts. Franklin Templeton VIP ServicesTM shareholders enjoy enhanced service and transaction capabilities. Please contact Shareholder Services at 1-800/632-2301 for additional information on this program.

SELLING SHARES

You can sell your shares at any time. Please keep in mind that a contingent deferred sales charge (CDSC) may apply.

SELLING SHARES IN WRITING

Generally, requests to sell $100,000 or less can be made over the phone, online, or with a simple letter. Sometimes, however, to protect you and a Fund we will need written instructions signed by all registered owners, with a signature guarantee for each owner, if:

[Begin callout]
A SIGNATURE GUARANTEE helps protect your account against fraud.
You can obtain a signature guarantee at most banks and securities dealers.

A notary public CANNOT provide a signature guarantee.
[End callout]

o  you are selling more than $100,000 worth of shares
o  you want your proceeds paid to someone who is not a registered owner
o you want to send your proceeds somewhere other than the address of record, or preauthorized bank or brokerage firm account

We also may require a signature guarantee on instructions we receive from an agent, not the registered owners, or when we believe it would protect a Fund against potential claims based on the instructions received.


The amount may be higher for members of Franklin Templeton VIP ServicesTM. Please see page 113 for more information regarding eligibility.


SELLING RECENTLY PURCHASED SHARES

If you sell shares recently purchased, we may delay sending you the proceeds until your check, draft or wire/electronic funds transfer has cleared, which may take seven business days or more.

REDEMPTION PROCEEDS

Your redemption check will be sent within seven days after we receive your request in proper form. We are not able to receive or pay out cash in the form of currency.

RETIREMENT PLANS

You may need to complete additional forms to sell shares in a Franklin Templeton Bank & Trust retirement plan. For participants under age 591/2, tax penalties may apply. Call Retirement Services at 1-800/527-2020 for details.

SELLING SHARES
---------------------------------------------------------------
                      TO SELL SOME OR ALL OF YOUR SHARES
---------------------------------------------------------------
THROUGH YOUR          Contact your investment representative
INVESTMENT
REPRESENTATIVE
---------------------------------------------------------------
                      Send written instructions and endorsed
                      share certificates (if you hold share
BY MAIL               certificates) to Investor Services.
                      Corporate, partnership or trust
                      accounts may need to send additional
                      documents.

                      Specify the Fund, the account number
                      and the dollar value or number of
                      shares you wish to sell. If you own
                      both Class A, B and B1 shares, also
                      specify the class of shares, otherwise
                      we will sell your Class A shares first.
                      Be sure to include all necessary
                      signatures and any additional
                      documents, as well as signature
                      guarantees if required.

                      A check will be mailed to the name(s)
                      and address on the account, or
                      otherwise according to your written
                      instructions.
---------------------------------------------------------------
                      As long as your transaction is for
                      $100,000 or less, you do not hold share
BY PHONE/ONLINE       certificates and you have not changed
                      your address by phone or online within
1-800/632-2301        the last 15 days, you can sell your
                      shares by phone or online. The amount
franklintempleton.com may be higher for members of Franklin
                      Templeton VIP ServicesTM.  Please see
                      page 113 for more information regarding
                      eligibility.


                      A check will be mailed to the name(s)
                      and address on the account, or a
                      pre-authorized secondary address.
                      Written instructions, with a signature
                      guarantee, are required to send the
                      check to another address or to make it
                      payable to another person.


---------------------------------------------------------------
                      You can call, write, or visit us online
                      to have redemption proceeds sent to a
BY ELECTRONIC FUNDS   bank account. See the policies at left
TRANSFER (ACH)        for selling shares by mail, phone, or
                      online.

                      Before requesting to have redemption
                      proceeds sent to a bank account, please
                      make sure we have your bank account
                      information on file. If we do not have
                      this information, you will need to send
                      written instructions with your bank's
                      name and a voided check or savings
                      account deposit slip. If the bank and
                      Fund accounts do not have at least one
                      common owner, you must provide written
                      instructions signed by ALL fund AND
                      bank account owners, and each
                      individual must have his or her
                      signature guaranteed.

                      If we receive your request in proper
                      form by 1:00 p.m. Pacific time,
                      proceeds sent by ACH generally will be
                      available within two to three business
                      days.
---------------------------------------------------------------
                      Obtain a current prospectus for the
                      fund you are considering.  Prospectuses
BY EXCHANGE           are available online at
                      franklintempleton.com.

                      Call Shareholder Services at the number
                      below or send signed written
                      instructions. You also may place an
                      exchange order online.  See the
                      policies at left for selling shares by
                      mail, phone, or online.

                      If you hold share certificates, you
                      will need to return them to the Fund
                      before your exchange can be processed.
---------------------------------------------------------------

             FRANKLIN TEMPLETON INVESTOR SERVICES P.O. BOX 997151,
                           SACRAMENTO, CA 95899-9983
                        CALL TOLL-FREE: 1-800/632-2301
         (MONDAY THROUGH FRIDAY 5:30 A.M. TO 5:00 P.M., PACIFIC TIME)
  OR VISIT US ONLINE 24 HOURS A DAY, 7 DAYS A WEEK, AT FRANKLINTEMPLETON.COM

EXCHANGING SHARES

EXCHANGE PRIVILEGE


CLASS A, B, C & R


You can exchange shares between most Franklin Templeton funds within the same class,* generally without paying any additional sales charges. If you exchange shares held for less than six months, however, you may be charged the difference between the initial sales charge of the two funds if the difference is more than 0.25%. If you exchange shares from a money fund or another fund that does not have a sales charge, a sales charge may apply no matter how long you have held the shares.



Any CDSC will continue to be calculated from the date of your initial investment and will not be charged at the time of the exchange. The purchase price for determining a CDSC on exchanged shares will be the price you paid for the original shares. If you exchange shares subject to a CDSC into a Class A money fund, the time your shares are held in the money fund will not count towards the CDSC holding period.

If you exchange your Class B or B1 shares for the same class of shares of another Franklin Templeton fund, the time your shares are held in that fund will count towards the eight-year period for automatic conversion to Class A shares.

DCS Plans may exchange Class R shares for Class A shares of another Franklin Templeton fund if that fund does not offer Class R shares.

*Class Z shareholders of Franklin Mutual Series Fund Inc. may exchange into Class A without any sales charge. Advisor Class shareholders of another Franklin Templeton fund also may exchange into Class A of DynaTech Fund without any sales charge. Advisor Class shareholders who exchange their shares for Class A shares of DynaTech Fund and later decide they would like to exchange into another fund that offers Advisor Class may do so.


ADVISOR CLASS

You can exchange your Advisor Class shares for Advisor Class shares of other Franklin Templeton funds. You also may exchange your Advisor Class shares for Class A shares of a fund that does ~not currently offer an Advisor Class (without any sales charge)* or for Class Z shares of Franklin Mutual Series Fund Inc.
*If you exchange into Class A shares and you later decide you would like to exchange into a fund that offers an Advisor Class, you may exchange your Class A shares for Advisor Class shares if you are a current shareholder in Advisor Class or you otherwise qualify to buy the fund's Advisor Class shares.

ALL CLASSES

The remainder of the "Exchanging Shares" section applies to all classes.

[Begin callout]
An EXCHANGE is really two transactions: a sale of one fund and the purchase of another. In general, the same policies that apply to purchases and sales apply to exchanges, including minimum investment amounts. Exchanges also have the same tax consequences as ordinary sales and purchases.
[End callout]

Generally exchanges may only be made between identically registered accounts, unless you send written instructions with a signature guarantee.


REJECTED EXCHANGES. If a Fund rejects an exchange request involving the sale of Fund shares, the rejected exchange request will also mean rejection of the request to purchase shares of another fund with the proceeds of the sale. Of course, you may generally redeem shares of the Fund at any time.

EXCHANGES THROUGH FINANCIAL INTERMEDIARIES. If you are investing indirectly in a Fund through a financial intermediary such as a broker-dealer, a bank, an insurance company separate account, an investment advisor, an administrator or trustee of an IRS-recognized tax-deferred savings plan such as a 401(k) retirement plan and a 529 college savings plan that maintains a master account (an Omnibus Account) with the Fund for trading on behalf of its customers, different exchange and/or transfer limit guidelines and restrictions may apply. The financial intermediary through whom you are investing may choose to adopt different trading restrictions designed to discourage short-term or excessive trading. Consult with your financial intermediary (or, in the case of a 401(k) retirement plan, your plan sponsor) ~to determine what trading restrictions, including exchange/transfer limitations, may be applicable to you.

FUND EXCHANGE PRIVILEGE CHANGES/WAIVER. Each Fund may terminate or modify (temporarily or permanently) this exchange privilege in the future. You will receive 60 days' notice of any material changes, unless otherwise provided by law.

OTHER FUNDS' EXCHANGE PRIVILEGES. If there is a conflict between the exchange privileges of two funds involved in an exchange transaction, the stricter policy will apply to the transaction. Other Franklin Templeton funds may have different exchange restrictions. Check each fund's prospectus for details.

MARKET TIMING TRADING POLICY


The Funds' board of directors has adopted the following policies and procedures with respect to market timing (Market Timing Trading Policy).


MARKET TIMING GENERALLY. Each Fund discourages and does not intend to accommodate short-term or frequent purchases and redemptions of Fund shares, often referred to as "market timing." It intends to seek to restrict or reject such trading or take other action, as described below, if in the judgment of the Fund manager or transfer agent such trading may interfere with the efficient management of the Fund's portfolio, may materially increase the Fund's transaction costs, administrative costs or taxes, or may otherwise be detrimental to the interests of the Fund and its shareholders.

MARKET TIMING CONSEQUENCES. If information regarding your trading activity in each Fund or in any other Franklin Templeton fund or non-Franklin Templeton fund is brought to the attention of the Fund's manager or transfer agent and based on that information the Fund or its manager or transfer agent in its sole discretion concludes that your trading may be detrimental to the Fund as described in this Market Timing Trading Policy, the Fund may temporarily or permanently bar your future purchases into the Fund or, alternatively, may limit the amount, number or frequency of any future purchases and/or the method by which you may request future purchases and redemptions (including purchases and/or redemptions by an exchange or transfer between the Fund and any other mutual fund).
~
In considering an investor's trading activity, each Fund may consider, among other factors, the investor's trading history both directly and, if known, through financial intermediaries, in the Fund, in other Franklin Templeton funds, in non-Franklin Templeton mutual funds, or in accounts under common control or ownership (see, for example, "Investment by asset allocators" in the Statement of Additional Information).

MARKET TIMING THROUGH FINANCIAL INTERMEDIARIES. You are an investor subject to this Market Timing Trading Policy whether you are a direct shareholder of each Fund or you are investing indirectly in the Fund through a financial intermediary (such as a broker-dealer, a bank, trust company, an insurance company separate account, an investment advisor, or an administrator or trustee of an IRS-recognized tax-deferred savings plan such as a 401(k) retirement plan and a 529 college savings plan) that maintains an Omnibus Account with the Fund for trading on behalf of its customers.

While each Fund will encourage financial intermediaries to apply the Fund's Market Timing Trading Policy to their customers who invest indirectly in the Fund, the Fund is limited in its ability to monitor the trading activity or enforce the Fund's Market Timing Trading Policy with respect to customers of financial intermediaries. For example, should it occur, the Fund may not be able to detect market timing that may be facilitated by financial intermediaries or made difficult to identify in the Omnibus Accounts used by those intermediaries for aggregated purchases, exchanges and redemptions on behalf of all their customers. More specifically, unless the financial intermediaries have the ability to apply the Fund's Market Timing Trading Policy to their customers (for example, participants in a 401(k) retirement plan) through such methods as implementing short-term trading limitations or restrictions, imposing the Fund's redemption fee and monitoring trading activity for what might be market timing, the Fund may not be able to determine whether trading by customers of financial intermediaries is contrary to the Fund's Market Timing Trading Policy.

RISKS FROM MARKET TIMERS. Depending on various factors, including the size of each Fund, the amount of assets the portfolio manager typically maintains in cash or cash ~equivalents, the dollar amount and number and frequency of trades and the types of securities in which the Fund typically invests, short-term or frequent trading may interfere with the efficient management of the Fund's portfolio, increase the Fund's transaction costs, administrative costs and taxes and/or impact Fund performance.

In addition, if the nature of a Fund's portfolio holdings exposes the Fund to "arbitrage market timers," the value of the Fund's shares may be diluted if redeeming shareholders receive proceeds (and buying shareholders receive shares) based upon net asset values which do not reflect appropriate fair value prices. Arbitrage market timing occurs when an investor seeks to take advantage of the possible delay between the change in the value of a mutual fund's portfolio holdings and the reflection of the change in the fund's net asset value per share.

Each Fund is currently using several methods to reduce the risks associated with market timing. These methods include:

o committing staff to selectively review on a continuing basis recent trading activity in order to identify trading activity that may be contrary to the Fund's Market Timing Trading Policy;

o  imposing a redemption fee for short-term trading; and

o seeking the cooperation of financial intermediaries to assist the Fund in identifying market timing activity.

Though these methods involve judgments that are inherently subjective and involve some selectivity in their application, the Fund seeks to make judgments and applications that are consistent with the interests of the Fund's shareholders. There is no assurance that the Fund or its agents will gain access to any or all information necessary to detect market timing in Omnibus Accounts. While the Fund will seek to take actions (directly and with the assistance of financial intermediaries) that will detect market timing, the Fund cannot represent that such trading activity can be minimized or completely eliminated.

REVOCATION OF MARKET TIMING TRADES. Transactions placed in violation of the Funds' Market Timing Trading Policy are not necessarily deemed accepted by a Fund and may be cancelled or revoked by the Fund following receipt by the Fund.

REDEMPTION FEE

REDEMPTION FEE ASSESSMENT. A short-term trading redemption fee will be imposed (with some exceptions) on any Fund shares in a Fund account that are sold (by redemption, whether voluntary or involuntary, or exchange) within seven (7) calendar days following their purchase date. This redemption fee will equal 2% of the amount redeemed (using standard rounding criteria) and shares held the longest will be treated as being redeemed first and shares held shortest as being redeemed last. The redemption fee may be collected by deduction from the redemption proceeds or, if imposed after the redemption transaction, by billing you.

This redemption fee is imposed to discourage short-term trading and is paid to the Fund to help offset any cost associated with such short-term trading. This redemption fee is not intended to accommodate short-term trading and the Fund will monitor the assessment of redemption fees against your account. Based on the frequency of redemption fees assessed against your account in the Fund and/or in your other Franklin Templeton fund accounts, the Fund manager or transfer agent may in its sole discretion determine that your trading activity may be detrimental to the Fund as described in the Fund's "Market Timing Trading Policy" section and elect to (i) reject or limit the amount, number, frequency or method for requesting future purchases into the Fund and/or (ii) reject or limit the amount, number, frequency or method for requesting future exchanges or redemptions out of the Fund.

REDEMPTIONS THROUGH FINANCIAL INTERMEDIARIES. You are an investor subject to this 2% short-term trading redemption fee whether you are a direct shareholder of the Fund or you are investing indirectly in the Fund through a financial intermediary such as a broker-dealer, a bank, an insurance company separate account, an investment advisor, an administrator or trustee of an IRS-recognized tax-deferred savings plan such as a 401(k) retirement plan and a 529 college savings plan that maintains an Omnibus Account with the Fund for trading on behalf of its customers. Currently, only certain intermediaries have the ability to collect the Fund's redemption fee on the Fund's behalf from their customers' accounts. Even in the case of these intermediaries who are collecting the redemption fee, due to policy, operational and/or systems' requirements and limitations, these intermediaries may use ~criteria and methods for tracking, applying and/or calculating the fee that may differ in some respects from that of the Fund. The Fund will continue to encourage all financial intermediaries to develop the capability to begin imposing the redemption fee from their customers who invest in the Fund. If you are investing in Fund shares through a financial intermediary, you should contact your financial intermediary (or, in the case of a 401(k) retirement plan, your plan sponsor) for more information on any differences in how the redemption fee is applied to your investments in the Fund.


WAIVER/EXCEPTIONS/CHANGES. Each Fund reserves the right to waive the redemption fee at its discretion if the Fund's transfer agent believes such waiver is consistent with the best interests of the Fund and to the extent permitted or required by applicable law. The Fund's transfer agent may also, at its discretion and upon receipt of a shareholder's written request, waive the redemption fee because of a bona fide and unanticipated financial emergency. The redemption fee does not apply to redemptions by other mutual funds, Omnibus Account owners and certain comprehensive fee programs where investment instructions are given at the firm level of Fund approved broker-dealers on behalf of their clients invested in Franklin Templeton funds. In addition, the Fund reserves the right to modify or eliminate the redemption fee or waivers at any time. You will receive 60 days' notice of any material changes, unless otherwise provided by law.


LIMITATIONS ON COLLECTION. Currently, each Fund is very limited in its ability to ensure that the redemption fee is imposed by financial intermediaries on behalf of their customers. For example, where a financial intermediary is not able to determine if the redemption fee applies and/or is not able to impose or collect the fee, or omits to collect the fee at the time of a redemption, the Fund will not receive the redemption fees.
Further, if Fund shares are redeemed by a financial intermediary at the direction of its customer(s), the Fund may not know: (1) whether a redemption fee is applicable; and/or (2) the identity of the customer who should pay the redemption fee.


INVOLUNTARY REDEMPTIONS. Each Fund reserves the right to close your account if the account value falls below $500 ($125 for individual retirement accounts; $50 for employee and UGMA/UTMA accounts), or you are deemed to engage in activities that are ~illegal (such as late trading) or otherwise believed to be detrimental to the Fund (such as market timing).


ACCOUNT POLICIES

CALCULATING SHARE PRICE


CLASS A, B, C & R

When you buy shares, you pay the "offering price" for the shares. The "offering price" is determined by dividing the NAV per share by an amount equal to 1 minus the sales charge applicable to the purchase (expressed in decimals), calculated to two decimal places using standard rounding criteria. The number of Fund shares you will be issued will equal the amount invested divided by the applicable offering price for those shares, calculated to three decimal places using standard rounding criteria. For example, if the NAV per share is $10.25 and the applicable sales charge for the purchase is 5.75%, the offering price would be calculated as follows:
10.25 divided by 1.00 minus 0.0575 [10.25/0.9425] equals 10.87533, which, when rounded to two decimal points, equals 10.88. The offering price per share would be $10.88.


When you sell shares, you receive the NAV minus any applicable CDSC.


ALL CLASSES

The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The NAV per share is determined by dividing the total net asset value of each fund's share class by the applicable number of shares outstanding per share class.


Each Fund calculates the NAV per share each business day at the close of trading on the New York Stock Exchange (NYSE) (normally 1:00 p.m. Pacific time). The Fund does not calculate the NAV on days the NYSE is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

When determining its NAV, each Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date. The Fund generally utilizes two independent pricing services to assist in determining a current market value for each security. If market quotations are readily available for portfolio securities listed on a securities exchange or on the Nasdaq National Market System, the Fund values those securities at the last quoted sale price or the official closing price of the day, respectively, or, if there is no reported sale, within the range of the most recent quoted bid and ask prices. The Fund values over-the-counter portfolio securities within the range of the most recent bid and ask prices. If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market.

Requests to buy and sell shares are processed at the NAV next calculated after we receive your request in proper form.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE. The value of these securities used in computing the NAV is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the NAV. The Fund relies on third party pricing vendors to monitor for events materially affecting the value of these securities during this period. If an event occurs, the third party pricing vendors will provide revised values to the Fund.

FAIR VALUATION - INDIVIDUAL SECURITIES

Each Fund has procedures, approved by the board of directors, to determine the fair value of individual securities and other assets for which market prices are not readily available (such as certain restricted or unlisted securities and private placements) or which may not be reliably priced (such as in the case of trade suspensions or halts, price movement limits set by certain foreign markets, and thinly traded or illiquid securities). Some methods for valuing these securities may include: fundamental analysis (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or ~discounts applied due to the nature and duration of restrictions on the disposition of the securities. The board of directors oversees the application of fair value pricing procedures.

The application of fair value pricing procedures represents a good faith determination based upon specifically applied procedures. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were able to sell the security at approximately the time at which the Fund determines its NAV per share.


SECURITY VALUATION - PASS-THROUGH SECURITIES, CMO, ABS, MBS


The Income and U.S. Government Securities Funds invest in mortgage pass-through securities. Mortgage pass-through securities (such as Ginnie Mae, Fannie Mae and Freddie Mac), other mortgage-backed securities (MBS), collateralized mortgage obligations (CMOs) and asset-backed securities (ABS), generally trade in the over-the-counter market rather than on a securities exchange. Each Fund may value these portfolio securities by utilizing quotations from bond dealers, information with respect to bond and note transactions and may rely on independent pricing services. The Fund's pricing services use valuation models or matrix pricing to determine current value. In general, they use information with respect to comparable bond and note transactions, quotations from bond dealers or by reference to other securities that are considered comparable in such characteristics as rating, interest rate, maturity date, option adjusted spread models, prepayment projections, interest rate spreads and yield curves. Matrix pricing is considered a form of fair value pricing.

SECURITY VALUATION - CORPORATE DEBT SECURITIES (ALL FUNDS EXCEPT U.S. GOVERNMENT SECURITIES FUND)

Corporate debt securities generally trade in the over-the-counter market rather than on a securities exchange. Each Fund may value these portfolio securities by utilizing quotations from bond dealers, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security. The Fund's pricing services may utilize independent quotations from bond dealers and bond market activity to determine current value.

SECURITY VALUATION - OPTIONS (ALL FUNDS, EXCEPT U.S. GOVERNMENT SECURITIES
FUND)

Each Fund values portfolio securities underlying actively traded call options at their market price as determined above. The current market value of any option the Fund holds is its last sale price on the relevant exchange before the Fund values its assets. If there are no sales that day or if the last sale price is outside the bid and ask prices, the Fund values options within the range of the current closing bid and ask prices if the Fund believes the valuation fairly reflects the contract's market value.

SECURITY VALUATION - FOREIGN SECURITIES - COMPUTATION OF U.S. EQUIVALENT VALUE (ALL FUNDS EXCEPT U.S. GOVERNMENT SECURITIES FUND)


Each Fund generally determines the value of a foreign security as of the close of trading on the foreign stock exchange on which the security is primarily traded, or as of the close of trading on the NYSE, if earlier. The value is then converted into its U.S. dollar equivalent at the foreign exchange rate in effect at the close of the NYSE (generally 1:00 p.m. Pacific time) on the day that the value of the foreign security is determined. If no sale is reported at that time, the foreign security will be valued within the range of the most recent quoted bid and ask prices. Occasionally events (such as repatriation limits or restrictions) may impact the availability or reliability of foreign exchange rates used to convert the U.S. dollar equivalent value. If such an event occurs, the foreign exchange rate will be valued at fair value using procedures established and approved by the board of directors.


ACCOUNTS WITH LOW BALANCES


If your account has been open for more than one year and its value falls below $500 ($125 for individual retirement accounts; $50 for employee and UGMA/UTMA accounts), we will mail you a notice asking you to bring the account back up to its applicable minimum investment amount. If you choose not to do so within 30 days, we will close your account and mail the proceeds to the address of record. You will not be charged a CDSC if your account is closed for this reason. This policy does not apply ~to: (1) certain broker-controlled accounts established through the National Securities Clearing Corporation's Networking system; and,(2) accounts in Class B and Class A accounts established pursuant to a conversion from Class B.


STATEMENTS, REPORTS AND PROSPECTUSES

You will receive quarterly account statements that show all your account transactions during the quarter. You also will receive written notification after each transaction affecting your account (except for distributions and transactions made through automatic investment or withdrawal programs, which will be reported on your quarterly statement).

You also will receive a Fund's financial reports every six months as well as an annual updated prospectus. To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the financial reports and prospectus. This process, called "householding," will continue indefinitely unless you instruct us otherwise. If you prefer not to have these documents householded, please call us at 1-800/632-2301. At any time you may view current prospectuses and financial reports on our website.


If you choose, you may receive your statements, financial reports and prospectuses through electronic delivery (please see "Telephone/Online Privileges" on page 111).


INVESTMENT REPRESENTATIVE ACCOUNT ACCESS

If there is a dealer or other investment representative of record on your account, he or she will be able to obtain your account information, conduct transactions for your account, and also will receive copies of all notifications and statements and other information about your account directly from the Fund.

STREET OR NOMINEE ACCOUNTS

You may transfer your shares from the street or nominee name account of one dealer to another, as long as both dealers have an agreement with Distributors. We will process the transfer after we receive authorization in proper form from your delivering securities dealer.

JOINT ACCOUNTS

Unless you specify a different registration, shares issued to two or more owners are registered as "joint tenants with rights of survivorship" (shown as "Jt Ten" on your account statement). To make any ownership changes to jointly owned shares, or to sever a joint tenancy in jointly owned shares, all owners must agree in writing.

JOINT ACCOUNT RISK WITH TELEPHONE/ONLINE PRIVILEGES

You will automatically receive telephone/online privileges when you open your account. If your account has more than one registered owner, telephone/online privileges allow a Fund to accept online registration for online services (including electronic delivery of shareholder documents) and transaction instructions online or by telephone from only one registered owner. This means that ANY ONE REGISTERED OWNER ON YOUR ACCOUNT, ACTING ALONE AND WITHOUT THE CONSENT OF ANY OTHER REGISTERED OWNER, may give a Fund instructions by telephone, online or in writing (subject to any limitations in telephone or online privileges) to:

o Exchange shares from a jointly registered Fund account requiring all registered owner signatures into an identically registered money fund account that only requires one registered owner's signature to redeem shares;

o Redeem Fund shares and direct the redemption proceeds to a bank account that may or may not be owned by you and, if owned by you jointly with someone else, only requires one person to withdraw funds by check or otherwise;

o Add/Change the bank account to which Fund share redemption proceeds may be sent, which bank account may not be owned by you;

o  Purchase  Fund shares by debiting a bank  account that may be owned by you;
   and

o Add/Change the bank account that may be debited for Fund share purchases, which new account may be owned by you.

If you do NOT want another registered owner on your account to be able to issue these kinds of instructions to a Fund without your consent, you must instruct the Fund to deny/terminate online privileges and the ability to issue such instructions by telephone so that these types of instructions will only be accepted in writing signed by all account owners. This decision will apply to any other fund into which you may exchange your jointly owned Fund shares. Any later decision to permit these types of instructions by telephone and/or online will need to be given to a Fund in a written instruction signed by all registered owners.

ADDITIONAL POLICIES

Please note that each Fund maintains additional policies and reserves certain rights, including:

   o The Fund may restrict, reject or cancel any purchase orders, including an exchange request.

   o The Fund may modify, suspend, or terminate telephone/online privileges at any time.

   o The Fund may make material changes to or discontinue the exchange privilege on 60 days' notice or as otherwise provided by law.

   o The Fund may stop offering shares completely or may offer shares only on a limited basis, for a period of time or permanently.

   o Normally, redemptions are processed by the next business day, but may take up to seven days to be processed if making immediate payment would adversely affect the Fund.

   o In unusual circumstances, we may temporarily suspend redemptions or postpone the payment of proceeds, as allowed by federal securities laws.

   o For redemptions over a certain amount, the Fund may pay redemption proceeds in securities or other assets rather than cash if the manager determines it is in the best interest of the Fund, consistent with applicable law.

   o You may only buy shares of a fund (including the purchase side of an exchange) eligible for sale in your state or jurisdiction.

   o To permit investors to obtain the current price, dealers are responsible for transmitting all orders to the Fund promptly.

DEALER COMPENSATION


CLASS A, B, C & R

Qualifying dealers who sell Fund shares may receive sales commissions and other payments. These are paid by Distributors from sales charges received from purchasing or redeeming shareholders, from distribution and service (12b-1) fees from the Funds and from Distributors' other financial resources. Dealers may also receive shareholder servicing fees for servicing investors who indirectly hold Franklin Templeton fund shares through dealer-maintained brokerage accounts as more fully described under "Shareholder servicing and transfer agent" in the SAI. These fees are paid by the Fund's transfer agent from payments it receives under its agreement with the Fund.

DYNATECH AND GROWTH FUNDS    CLASS A    CLASS B   CLASS C   CLASS R
----------------------------------------------------------------------
COMMISSION (%)               ---        ---       1.00(3)   ---
Investment under $50,000     5.00       ---       ---       ---
$50,000 but under $100,000   3.75       ---       ---       ---
$100,000 but under $250,000  2.80       ---       ---       ---
$250,000 but under $500,000  2.00       ---       ---       ---
$500,000 but under $1        1.60       ---       ---       ---
million
$1 million or more     up to 1.00(1)    ---       ---       ---
12B-1 FEE TO DEALER          0.25(1)    0.25(2)   1.00(4)  0.50

UTILITIES AND U.S.
GOVERNMENT
SECURITIES FUNDS             CLASS A    CLASS B   CLASS C   CLASS R
----------------------------------------------------------------------
COMMISSION (%)               ---        ---       1.00(3)   ---
Investment under $100,000    4.00       ---       ---       ---
$100,000 but under $250,000  2.80       ---       ---       ---
$250,000 but under $500,000  2.00       ---       ---       ---
$500,000 but under $1        1.60       ---       ---       ---
million
$1 million or more     up to 0.75(1)    ---       ---       ---
12B-1 FEE TO DEALER          0.15(1)    0.15(2)   0.65(4)  0.50


INCOME FUND                 CLASS A     CLASS B   CLASS B1  CLASS C  CLASS R
---------------------------------------------------------------------------
COMMISSION (%)              ---         ---       3.00      1.00(3)  ---
Investment under $100,000   4.00        ---       ---       ---      ---
$100,000 but under $250,000 2.80        ---       ---       ---      ---
$250,000 but under $500,000 2.00        ---       ---       ---      ---
$500,000 but under $1       1.60        ---       ---       ---      ---
million
$1 million or more    up to 0.75(1)     ---       ---       ---      ---
12B-1 FEE TO DEALER         0.15(1)     0.25(2)   0.15(2)   0.65(4)  0.50

On accounts established prior to May 1, 2006, a dealer commission of up to 1% may be paid on Class A NAV purchases by Employer Sponsored Retirement Plans.(1)


If any dealer commissions are paid in connection with a purchase which is subsequently rejected or results in any trading restriction placed on the purchaser as a result of a determination by the Fund's manager or transfer agent that the purchase may be connected with trading activity that may be detrimental to the Fund as described in the Fund's "Market Timing Trading Policy," the dealer shall, upon demand, refund such commissions to Distributors.

1. For purchases at NAV where Distributors paid a prepaid commission, dealers may start to receive the 12b-1 fee in the 13th month after purchase. For purchases at NAV where Distributors did not pay a prepaid commission, dealers may start to receive the 12b-1 fee at the time of purchase.
2. After eight years, Class B and Class B1 shares convert to Class A shares and dealers may then receive the 12b-1 fee applicable to Class A.


3. Commission includes advance of the first year's 12b-1 service fee of 0.25% for DynaTech and Growth Funds and 0.15% for Income, Utilities and U.S. Government Securities Funds. Distributors may pay a prepaid commission. However, Distributors does not pay a prepaid commission on any purchases by Employer Sponsored Retirement Plans.


4. Dealers may be eligible to receive up to 0.25% for DynaTech and Growth Funds and 0.15% for Income, Utilities and U.S. Government Securities Funds at the time of purchase and may be eligible to receive 1.00% for DynaTech and Growth Funds and 0.65% for Income, Utilities and U.S. Government Securities Funds starting in the 13th month. During the first 12 months, the full 12b-1 fee will be paid to Distributors to partially offset the commission and the prepaid service fee paid at the time of purchase. For purchases at NAV where Distributors did not pay a prepaid commission, dealers may start to receive the 12b-1 fee at the time of purchase.


OTHER DEALER COMPENSATION. Distributors may make payments from its own financial resources to certain dealers who have sold shares of the Franklin Templeton mutual funds. In the case of any one dealer, marketing support payments will not exceed the sum of 0.10% of that dealer's current year's total sales of Franklin Templeton mutual funds, and 0.05% (or 0.03%) of the total assets of equity (or fixed income) funds attributable to that dealer, on an annual basis. Marketing support payments made to organizations located outside the U.S., with respect to investments in the Fund by non-U.S. persons, may exceed this ~limitation. Distributors makes these payments in connection with the qualifying dealers' efforts to educate financial advisors about the Franklin Templeton funds. A number of factors will be considered in determining payments, including the qualifying dealer's sales, assets and redemption rates, and the quality of the dealer's relationship with Distributors. Distributors will, on an annual basis, determine the advisability of continuing these payments.


To the extent permitted by SEC and NASD rules and other applicable laws and regulations, Distributors may pay or allow other promotional incentives or payments to dealers.

Sale of Fund shares, as well as shares of other funds in Franklin Templeton Investments, is not considered a factor in the selection of broker-dealers to execute the Fund's portfolio transactions. Accordingly, the allocation of portfolio transactions for execution by broker-dealers that sell Fund shares is not considered marketing support payments to such broker-dealers.

You can find further details in the SAI about the payments made by Distributors and the services provided by your financial advisor. Your financial advisor may charge you additional fees or commissions other than those disclosed in this prospectus. You should ask your financial advisor for information about any payments it receives from Distributors and any services it provides, as well as about fees and/or commissions it charges.


ADVISOR CLASS

Qualifying dealers who sell Advisor Class shares may receive up to 0.25% of the amount invested. This amount is paid by Distributors from its own resources.


QUESTIONS

If you have any questions about a Fund or your account, you can write to us at P.O. Box 997151, Sacramento, CA 95899-9983. You also can call us at one of the following numbers. For your protection and to help ensure we provide you with quality service, all calls may be monitored or recorded.

                           TELEPHONE         HOURS (PACIFIC TIME,
 DEPARTMENT NAME           NUMBER            MONDAY THROUGH FRIDAY)
--------------------------------------------------------------------
Shareholder Services       1-800/632-2301    5:30 a.m. to 5:00 p.m.
Fund Information           1-800/DIAL BEN(R) 5:30 a.m. to 5:00 p.m.
                           (1-800/342-5236)
Retirement Services        1-800/527-2020    5:30 a.m. to 5:00 p.m.
Advisor Services           1-800/524-4040    5:30 a.m. to 5:00 p.m.
Institutional Services     1-800/321-8563    6:00 a.m. to 4:00 p.m.
TDD (hearing impaired)     1-800/851-0637    5:30 a.m. to 5:00 p.m.
Automated Telephone System 1-800/632-2301    (around-the-clock access)
                           1-800/524-4040
                           1-800/527-2020

FOR MORE INFORMATION

You can learn more about each Fund in the following documents:

ANNUAL/SEMIANNUAL REPORT TO SHAREHOLDERS

Includes a discussion of recent market conditions and Fund strategies that significantly affected Fund performance during its last fiscal year, financial statements, detailed performance information, portfolio holdings and, in the annual report only, the independent registered public accounting firm's report.

STATEMENT OF ADDITIONAL INFORMATION (SAI)

Contains more information about each Fund, its investments and policies. It is incorporated by reference (is legally a part of this prospectus).

For a free copy of the current annual/semiannual report or the SAI, please contact your investment representative or call us at the number below. You also can view the current annual/semiannual report and the SAI online through franklintempleton.com.


You also can obtain information about each Fund by visiting the SEC's Public Reference Room in Washington, DC
(phone 1-202/551-8090) or the EDGAR Database on the SEC's Internet site at http://www.sec.gov. You can obtain copies of this information, after paying a duplicating fee, by writing to the SEC's Public Reference Section, Washington, DC 20549-0102 or by electronic request at the following email address: publicinfo@sec.gov.


[Insert FRANKLIN TEMPLETON INVESTMENTS logo]
One Franklin Parkway, San Mateo, CA 94403-1906
1-800/DIAL BEN(R) (1-800/342-5236)
TDD (Hearing Impaired) 1-800/851-0637
FRANKLINTEMPLETON.COM

GAIN FROM OUR PERSPECTIVE(R)




2226            Investment Company Act file #811-0537         FCF P 02/07